UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

ModusLink Global Solutions, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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MODUSLINK GLOBAL SOLUTIONS, INC.
1601 TRAPELO ROAD, SUITE 170
WALTHAM, MASSACHUSETTS 02451

[______], 2016

Dear ModusLink Global Solutions, Inc. Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “2016 Meeting”) of ModusLink Global Solutions, Inc., which will be held at the Ritz Carlton Marina del Rey, 4375 Admiralty Way, Marina del Rey, California 90292, on December 8, 2016, at 8:00 a.m. Pacific Time.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included are a Proxy Card and postage-paid return envelope. You are urged to read the Proxy Statement carefully and, whether or not you plan to attend the 2016 Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the easy instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Whether or not you plan to attend the 2016 Meeting, it is important that your shares are represented and voted at the 2016 Meeting. Therefore, I urge you to promptly submit your proxy to vote via the Internet, by telephone or by signing, dating and returning the completed proxy card. Voting by any of these methods will ensure your representation at the 2016 Meeting.

I look forward to greeting those of you who attend the 2016 Meeting.

Sincerely,

James R. Henderson,
President and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT

Whether or not you expect to attend the 2016 Meeting in person, please vote as soon as possible. As an alternative to voting in person at the 2016 Meeting, you may vote via the Internet, by telephone, or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “How to Vote” on page 1 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the 2016 Meeting. If you decide to attend the 2016 Meeting and wish to change your proxy vote, you may do so by voting in person at the 2016 Meeting.

MODUSLINK GLOBAL SOLUTIONS, INC.
1601 TRAPELO ROAD, SUITE 170
WALTHAM, MASSACHUSETTS 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 8, 2016

To the Stockholders of ModusLink Global Solutions, Inc.:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “2016 Meeting”) of ModusLink Global Solutions, Inc. (the “Company”) will be held at the Ritz Carlton Marina del Rey, 4375 Admiralty Way, Marina del Rey, California 90292, on December 8, 2016, at 8:00 a.m. Pacific Time, for the following purposes:

1. To elect two Directors to serve in Class II until the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2. To approve the amendment of the Company’s Restated Certificate of Incorporation to effect a reverse stock split;

3. To approve, on an advisory basis, the compensation of our Named Executive Officers;

4. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

5. To transact such other business that may properly come before the 2016 Meeting or any adjournments or postponements thereof.

The Board has no knowledge of any other business to be transacted at the 2016 Meeting.

Only stockholders of record at the close of business on October 24, 2016 are entitled to notice of, and to vote at, the 2016 Meeting and any adjournments or postponements thereof.  All stockholders are cordially invited to attend the 2016 Meeting.  We have provided you with the exact place and time of the meeting if you wish to attend in person.

As an alternative to voting in person at the 2016 Meeting, you may vote via the Internet at www.proxyvote.com, by touch-tone telephone at 1-800-690-6903, or, if you receive a paper proxy card in the mail, by mailing a completed proxy card.  Proxies submitted by telephone or over the Internet must be received by 11:59 p.m. Eastern Time on December 7, 2016.

This notice and the Proxy Statement are first being mailed to our stockholders on or about [______], 2016.

By Order of the Board of Directors,
Waltham, Massachusetts

[______], 2016
Warren G. Lichtenstein, Executive Chairman of the Board

IMPORTANT

Whether or not you expect to attend the 2016 Meeting in person, please submit your proxy to vote as soon as possible. As an alternative to voting in person at the 2016 Meeting, you may submit your proxy via the Internet, by telephone, or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “How to Vote” on page 1 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the 2016 Meeting. If you decide to attend the 2016 Meeting and wish to change your proxy vote, you may do so by voting in person at the 2016 Meeting.

Please note that if you hold your shares in “street name” (through a bank, broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership in the Company as of the record date to be allowed into the 2016 Meeting.

Use of cameras, cell phones, recording equipment and other electronic devices will not be permitted at the 2016 Meeting. The Company reserves the right to inspect any person or item prior to admission to the 2016 Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 8, 2016.

This Notice of Annual Meeting and Proxy Statement and our Annual Report on form 10-K for the year ended July 31, 2016 (without exhibits) are available for viewing, printing and downloading at www.proxyvote.com .

MODUSLINK GLOBAL SOLUTIONS, INC.
1601 TRAPELO ROAD, SUITE 170
WALTHAM, MASSACHUSETTS 02451

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on December 8, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ModusLink Global Solutions, Inc., a Delaware corporation (“we” or the “Company”), for use at the Company’s 2016 Annual Meeting of Stockholders (the “2016 Meeting”), which will be held at the Ritz Carlton Marina del Rey, 4375 Admiralty Way, Marina del Rey, California 90292, on December 8, 2016, at 8:00 a.m. Pacific Time, and at any adjournments or postponements thereof. On or about [______], 2016, we are mailing notice of, and providing access to, these proxy materials together with an annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended July 31, 2016 (the “2016 Annual Report”) and other information required by the rules of the Securities and Exchange Commission. The Company’s principal executive offices are located at 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451 and its telephone number is (781) 663-5000.

STOCKHOLDERS ENTITLED TO VOTE

Only holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”) as of the close of business on October 24, 2016 (the “Record Date”), are entitled to notice of and to vote at the 2016 Meeting. As of the Record Date, [55,249,076] shares of Common Stock were outstanding.  Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the 2016 Meeting.

HOW TO VOTE

Your vote is very important to the Board. Whether or not you plan to attend the 2016 Meeting, we urge you to submit your proxy to vote your shares today.

If You Are a Registered Holder of Common Stock

If you are a registered holder of Common Stock, you may vote your shares either by voting by proxy in advance of the 2016 Meeting or by voting in person at the 2016 Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. We urge you to use the enclosed proxy card to vote FOR the Board’s nominees. If you submit your executed proxy card, but you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the Board’s recommendations set forth in this Proxy Statement. In addition, if any other matters are brought before the 2016 Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy card will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

Whether or not you plan to attend the 2016 Meeting, we urge you to promptly submit a proxy: (a) via the Internet or by telephone following the easy instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you later decide to attend the 2016 Meeting and vote in person, that vote will automatically revoke any previously submitted proxy.

If You Hold Your Shares in “Street Name”

If you hold your shares in “street name”, i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, such as the election of Directors.

Under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), if you do not give instructions to your custodian, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of the appointment of our independent registered public accounting firm (Proposal 4) is a discretionary item. The election of Directors (Proposal 1), the reverse stock split (Proposal 2), and the advisory vote on executive compensation (Proposal 3) are each non-discretionary items. Accordingly, if you do not give instructions to your custodian with respect to such proposals, or if your custodian does not exercise its discretionary authority with respect to such proposals, your shares will be treated as “broker non-votes” on these particular matters. “Broker non-votes” are shares with respect to which a bank or brokerage firm does not receive voting instructions from the beneficial holder and does not have or exercise the discretionary authority in voting on a proposal.

Accordingly, we urge you to promptly give instructions to your custodian to vote FOR the Board’s nominees and recommended proposals by using the voting instruction card provided to you by your custodian. Please note that if you intend to vote your street name shares in person at the 2016 Meeting, you must provide a “legal proxy” from your custodian at the 2016 Meeting.

How Does the Board Recommend I Vote?

The Board recommends a vote:

FOR the election of the Board’s nominees;

FOR the approval of the amendment of the Company’s Restated Certificate of Incorporation, as previously amended (the “Restated Certificate of Incorporation”), to effect a reverse stock split;

FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure beginning on page [33] (commonly referred to as “say-on-pay”); and

FOR the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the current fiscal year.

QUORUM AND VOTES REQUIRED

Quorum

The presence of a majority of the outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the 2016 Meeting will constitute a quorum.

Votes Required

The two (2) nominees for Director receiving the highest vote totals will be elected as Class II Directors of the Company.

Approval of Proposal 2 (Reverse Stock Split) requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote.

Approval of Proposal 3 (Advisory Vote on Executive Compensation) and Proposal 4 (Ratification of Independent Registered Public Accounting Firm) each requires the affirmative vote of a majority of the votes cast.

Withheld Votes, Abstentions and Broker Non-Votes

Abstentions and broker non-votes will be considered shares “present and entitled to vote” for the purpose of determining whether a quorum exists. A “broker non-vote” occurs when a broker or custodian does not vote on a particular proposal because it has not received voting instructions from the applicable beneficial owner and does not have discretionary voting power on the matter in question.

With respect to Proposal 1 (Election of Directors) abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of such proposal.

With respect to Proposal 2 (Reverse Stock Split), abstentions and any “broker non-votes” will have the same effect as votes cast against such proposal.

With respect to Proposal 3 (Advisory Vote on Executive Compensation) and Proposal 4 (Ratification of Independent Registered Public Accounting Firm), abstentions will have the same effect as voting against such proposals, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

ATTENDANCE AT THE ANNUAL MEETING

Attendance at the 2016 Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company and its guests. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the 2016 Meeting or any adjournment or postponement thereof. Please be prepared to present photo identification for admission. If you hold your shares in street name, you will need to provide proof of beneficial ownership, such as a brokerage account statement or other similar evidence of ownership, as well as photo identification, in order to be admitted to the 2016 Meeting. Please note that if you hold your shares in street name and intend to vote in person at the 2016 Meeting, you must also provide a “legal proxy” obtained from your custodian.

HOW TO REVOKE YOUR PROXY

Your proxy is revocable. The procedure you must follow to revoke your proxy depends on how you hold your shares.

If you are a registered holder of Common Stock, you may revoke a previously submitted proxy by submitting another valid proxy (whether by phone, the Internet or mail) or by providing a signed letter of revocation to the Secretary of the Company, at the principal executive offices of the Company, 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451, before the closing of the polls at the 2016 Meeting. Only the latest-dated validly executed proxy will count. You also may revoke any previously submitted proxy by attending the 2016 Meeting and voting your shares in person. Note that simply attending the 2016 Meeting without taking one of the above actions will not revoke your proxy.

If you hold shares in street name, in general, you may revoke a previously submitted voting instruction by submitting to your custodian another valid voting instruction (whether by phone, the Internet or mail) or a signed letter of revocation. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has six members and is currently divided into three classes. A class of Directors is elected each year for a three-year term.

The current term of the Company’s Class II Directors will expire at the 2016 Meeting. The Board’s nominees for Class II Directors are Anthony Bergamo and Philip E. Lengyel, each of whom currently serves as a Class II Director and is available for re-election at the 2016 Meeting.  If either of Mr. Bergamo and Mr. Lengyel is elected at the 2016 Meeting, he will serve for a term of three years that will expire at the Company’s 2019 Annual Meeting of Stockholders and until his successor is elected and qualified. The persons named as proxies will vote for each of Mr. Bergamo and Mr. Lengyel for election to the Board as a Class II Director unless the proxy card is marked otherwise.

Each of Mr. Bergamo and Mr. Lengyel has indicated a willingness to serve, if elected; however, if prior to election, either or both becomes unable to serve, the persons named as proxies may vote the proxy for a substitute nominee or, as the case may be, nominees. The Board has no reason to believe either of Mr. Bergamo or Mr. Lengyel will be unable to serve if elected.

Vote Required

The two (2) nominees for Class II Directors receiving the highest vote totals will be elected as Class II Directors of the Company.  Abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

The Board unanimously recommends that the stockholders vote FOR the Nominees listed below.

Information Concerning the Directors and the Board’s Nominees

Biographical and certain other information concerning the members of the Board of the Company is set forth below:

Class II Director Nominees for a three year term expiring at the 2019 Annual Meeting of Stockholders

Anthony Bergamo, age 70.  Mr. Bergamo has served as a Director of the Company since December 18, 2013. Mr. Bergamo has held various positions with MB Real Estate, a property development and management company based in New York City and Chicago, since April 1996, including the position of Vice Chairman since May 2003. He also has serves as a director of Steel Partners Holdings L.P. (“Steel Holdings”) since 2009 and serves as Chairman of the Audit Committee. Mr. Bergamo has served as Managing Director with Milstein Hotel Group, a hotel operator, since April 1996. He has also served as the Chief Executive Officer of Niagara Falls Redevelopment, LLC, a real estate development company, since August 1998. Mr. Bergamo is Chairman of the Audit Committee and a member of the Executive and Compensation Committees of Dime Community Bancshares, Inc., a savings and loan holding company. Mr. Bergamo was a director of Lone Star Steakhouse & Saloon, Inc., an owner and operator of restaurants, from May 2002 until December 2006, at which time such company was sold to a private equity fund. At the time of such sale, Mr. Bergamo was the Chairman of the Audit Committee of Lone Star Steakhouse & Saloon, Inc. He has also been a director since 1995 and a Trustee since 1986. Mr. Bergamo is also the Founder of the Federal Law Enforcement Foundation, a foundation that provides economic assistance to both federal and local law enforcement officers suffering from serious illness and to communities recovering from natural disasters, and has served as its Chairman since 1988. Mr. Bergamo has served on the Boards of the New York State Commission for Sentencing Reform, New York Off-Track Betting Corporation, the New York State Judicial Screening Committee and the State of New York Mortgage Agency.  He earned a B.S. in History from Temple University, and a J.D. from New York Law School. He is admitted to the New York, New Jersey and Federal Bars, the US Court of Appeals and the US Supreme Court. Mr. Bergamo’s qualifications to sit on our Board include his broad experience as chief executive officer and operating officer of public and private companies, and his more than 30 years of service on boards of public companies and various public service organizations.

Philip E. Lengyel, age 67.  Mr. Lengyel has served as a Director of the Company since May 2014.  Mr. Lengyel is currently Executive Vice President for Dick Cook Studios in Los Angeles, California, a next generation family multi-media company involved in creating, producing, marketing and distributing family entertainments.  From January 2009 until September of 2016, Mr. Lengyel was self-employed as a consultant providing services to companies and organizations relating to marketing, branding strategies, promotions, sponsorships and public relations. Previously, Mr. Lengyel served over two decades in senior marketing and other business positions with Walt Disney World, most recently from March 1999 through April 2005, as Vice President of Alliance Development.  Mr. Lengyel brings to the Board significant experience in the areas of marketing, advertising, promotions, publicity, branding and business development.

Class I Directors Continuing in Office until the 2018 Annual Meeting

Warren G. Lichtenstein, age 51.  Mr.  Lichtenstein has served as the Chairman of the Board and a Director of the Company since March 12, 2013, and as its Executive Chairman since June 17, 2016.  Mr.  Lichtenstein served as the Company’s interim Chief Executive Officer from March 28, 2016 until June 17, 2016.  Mr. Lichtenstein has served on the Board of Directors of over twenty public companies. He served as the Chairman of the Board and Chief Executive Officer of Steel Partners Holdings GP Inc. (“Steel Holdings GP”) from July 2009 to February 2013, and has served as Executive Chairman since February 2013. Steel Holdings GP is the general partner of Steel Holdings, a global diversified holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests.  Mr. Lichtenstein is the Chairman and Chief Executive Officer of Steel Partners LLC (“Steel Partners”) and has been associated with Steel Partners and its affiliates since 1990.  He has served as Chairman of the Board of Handy & Harman Ltd. (formerly known as WHX Corporation) (“HNH”), a Nasdaq-listed, Delaware corporation in which Steel Holdings has a majority ownership interest, since July 2005.  Mr. Lichtenstein has served as a director of Aerojet Rocketdyne Holdings, Inc., a NYSE-listed manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008 and has served as the Chairman of the Board since March 2013. Mr. Lichtenstein has served as a director (currently Chairman of the Board) of Steel Excel Inc. (“Steel Excel”), a company whose business currently consists of Steel Sports Inc. and Steel Energy Services Ltd., since October 2010 and Chairman of the Board since May 2011. In 2011 Mr. Lichtenstein founded Steel Sports, Inc., a subsidiary of Steel Excel dedicated to building a network of participatory and experience-based sports-related businesses, with a particular emphasis on youth sports. Since March 2010, Mr. Lichtenstein has served as a director of SL Industries, Inc. (“SL Industries”), a company that designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment, and was listed on NYSE MKT until it was acquired by HNH in June 2016.  He previously served as a director (formerly Chairman of the Board) of SL Industries from January 2002 to May 2008 and served as Chief Executive Officer from February 2002 to August 2005.  We believe Mr. Lichtenstein is qualified to serve as a director due to his expertise in corporate finance, record of success in managing private investment funds and his related service as a director of, and advisor to, a diverse group of public companies, including other companies having attributes similar to the Company.

Glen M. Kassan, age 73. Mr. Kassan has served as a Director of the Company since March 2013 and as its Vice Chairman since May 2014.  He served as the Company’s Chief Administrative Officer from May 2014 until January 2015.  Mr. Kassan served as a director of HNH from July 2005 until May 2015 and as the Company's Vice Chairman of the Board since October 2005 until May 2015.  He served as HNH’s Chief Executive Officer from October 2005 until December 2012.  He has been associated with Steel Partners and its affiliates since August 1999.  He served as the Vice President, Chief Financial Officer and Secretary of a predecessor entity of Steel Holdings from June 2000 to April 2007.  He served as a director of SL Industries from January 2002, and its Chairman of the Board from May 2008, until SL Industries was acquired by HNH in June 2016.  He previously served as SL Industries' Vice Chairman of the Board from August 2005 to May 2008, its President from February 2002 to August 2005, its interim Chief Executive Officer from June 14, 2010 to June 29, 2010 and its interim Chief Financial Officer from June 14, 2010 to August 30, 2010.   We believe Mr. Kassan is qualified to serve as a director due to his years of experience and record of success in leadership positions in industrial and other public companies having attributes similar to the Company as well as the expertise he possesses in capital markets and corporate finance.

Class III Directors Continuing in Office until the 2017 Annual Meeting of Stockholders

Jeffrey J. Fenton, age 59.  Mr. Fenton has served as a Director of the Company since November 2010. Mr. Fenton was initially appointed to the Board pursuant to a Settlement Agreement among the Company, LCV Capital Management, LLC, Raging Capital Management, LLC and certain of their affiliates, dated October 20, 2010. In January 2013, he was appointed as Senior Vice President, Business Development of United Rentals, Inc., a construction and industrial equipment rental company. Since March 2004, Mr. Fenton has served as a Principal of Devonshire Advisors LLC, an advisory services firm. From March 2004 to April 2008, Mr. Fenton also served as Senior Advisor to Cerberus Capital Management L.P., a leading private investment firm. Mr. Fenton served as a director of Bluelinx Holdings Inc., Formica Corporation, IAP Worldwide Services, Global Motorsports Group, Inc. and Transamerica Trailer Leasing Co.  Mr. Fenton brings to the Board significant finance, international business and leadership experience, having served as a senior advisor at a leading private investment firm as well as chief executive officer of a major industrial company.

Jeffrey S. Wald, age 42.  Mr. Wald has served as a Director of the Company since February 2012. Mr. Wald was elected to the Board at the Company’s 2011 annual meeting of stockholders after being nominated for election by Peerless Systems Corporation. Since May 2010, Mr. Wald has been the Chief Operating Officer and Chief Financial Officer of Work Market, Inc., a labor resource platform that he co-founded. From May 2008 to May 2010, Mr. Wald was a Managing Director at Barington Capital Group, L.P. an activist hedge fund manager, where he initiated investments and managed Barington’s portfolio of investments. From March 2007 through May 2008, Mr. Wald was the Chief Operating Officer and Chief Financial Officer of Spinback, Inc., an internet commerce company he co-founded (sold to Buddy Media Corporation). From January 2003 to March 2007, Mr. Wald was a Vice President at The GlenRock Group, a private equity firm which invests in undervalued, middle market companies as well as emerging and early stage companies. Earlier in his career, Mr. Wald held positions in the mergers and acquisitions department at J.P. Morgan Chase & Co. Mr. Wald is currently a director of Work Market, Inc. and CoStar Technologies, Inc., where he also serves on the audit committee. From 2010 to 2012, Mr. Wald served as a director of Peerless Systems Corporation and from 2009 to 2010 he served on the board of Register.com. Mr. Wald brings to the Board substantial experience in the area of venture capital, technology, principal investing and operations.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Code of Business Conduct and Ethics, Corporate Governance Guidelines, and charters for each of the Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee of the Board. The corporate governance page can be found by clicking on “Governance” under the Investor Relations tab on our website at  www.moduslink.com .

The Company has policies and practices that promote good corporate governance and are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board has adopted clear corporate governance policies;

•	A majority of the Board members are independent of the Company and its management;

•	All members of the Audit Committee, the Human Resources and Compensation Committee, and the Nominating and Corporate Governance Committee are independent;

•	The independent members of the Board meet regularly without the presence of management;

•
The Company has a code of business conduct and ethics, which applies to all employees, is monitored by its internal audit function and Chief Compliance Officer and is annually affirmed by its employees;

•	The charters of the Board committees clearly establish their respective roles and responsibilities;

•
The Company has an ethics hotline available to all employees, and the Company’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters;

•
The Company’s internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to the Company’s Audit Committee; and

•	The Company also has stock ownership guidelines for its non-employee Directors and executive officers.

Board Leadership Structure

Mr. Lichtenstein served as non-executive Chairman of the Board from March 12, 2013 until June 17, 2016, at which time he was appointed Executive Chairman of the Board.   The duties of the Executive Chairman include, among other duties, (i) collaborating with our Chief Executive Officer on the Company’s strategy, product road map, management organization, acquisitions and legal matters (ii) calling, chairing and setting the agenda for meetings of the Board, (iii) setting the agenda for and chairing meetings of the Directors in executive session, (iv) chairing the annual meeting of stockholders, (v) briefing the Chief Executive Officer on issues arising from and/or discussed in executive sessions of the Directors, (vi) facilitating discussions among Directors on key issues regarding the Company, (vii) facilitating communications between other members of the Board and the Chief Executive Officer (however, each Director is free to communicate directly with the Chief Executive Officer), (viii) in the event a stockholder seeks to communicate with the Board, accepting and responding to such communications, (ix) reviewing periodically the Company’s business plan, financial performance and other activities with the Chief Executive Officer, (x) recommending Board committee assignments for consideration by the Nominating and Corporate Governance Committee (provided, however, that no such recommendation shall be required in order for such committee to carry out its duties with respect to committee composition) and (xi) in consultation with the other Directors and the Chief Executive Officer, developing Board agendas. Mr. Kassan has served as Vice-Chairman of the Board since May 2, 2014. The duties of the Vice-Chairman include, among other things, providing assistance to the Chairman in performing the duties described above.

Independence of Members of the Board

The Board has determined that each of Anthony Bergamo, Jeffrey J. Fenton, Philip E. Lengyel and Jeffrey S. Wald, constituting a majority of the Directors of the Company, satisfies the criteria for being an “independent director” under the standards of Nasdaq and has no material relationship with the Company other than by virtue of his service on the Board.

Board and Committee Meetings

During the fiscal year ended July 31, 2016 (“fiscal 2016”), the Board held thirteen (13) meetings (including by telephone conference). During fiscal 2016, each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served. During fiscal 2016, the Directors of the Company met periodically, as they deemed necessary, outside of the presence of the executive officers of the Company. The Company’s Directors are strongly encouraged to attend the Company’s Annual Meeting of Stockholders. All of the Company’s Directors serving at the time of the 2015 Annual Meeting of Stockholders attended such meeting in person or via teleconference.

The standing committees of the Board are the Audit Committee, Human Resources and Compensation Committee, and the Nominating and Corporate Governance Committee.  Each committee reports regularly to the full Board on its activities.

Audit Committee

The Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which assists the Board in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls and facilitates open communication among the Audit Committee, Board, outside auditors and management. The Audit Committee discusses with management and the Company’s outside auditors the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee oversees the internal audit functions and the senior-most internal auditor reports directly to the Audit Committee. The Audit Committee pre-approves all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest, tax and non-audit) to be provided to the Company by the independent auditor. The Audit Committee coordinates the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls or auditing matters. The Audit Committee also reviews all related party transactions on an ongoing basis and all such transactions must be approved or ratified by the Audit Committee.  On October 11, 2016, the Board adopted a Related Person Transaction Policy that is administered by the Audit Committee and applies to all related party transactions.  The Related Person Transaction Policy was adopted in part to address Auditing Standard No. 18 (Related Parties).  The responsibility to review, approve and ratify related party transactions was previously held by the Related Party Transactions Committee from November 20, 2014, until October 11, 2016.

The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board has adopted a written charter for the Audit Committee, a copy of which can be found under the “Investor Relations—Governance” section of the Company’s website at  www.moduslink.com . The contents of our website are not part of this Proxy Statement, and our internet address is included in this document as an inactive textual reference only. The Audit Committee currently consists of Anthony Bergamo (Chair), Jeffrey J. Fenton and Jeffrey S. Wald, each of whom is independent as defined in applicable Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Audit Committee met five (5) times during fiscal 2016.

Human Resources and Compensation Committee

The Board has a Human Resources and Compensation Committee (the “Compensation Committee”), which administers the Company’s equity incentive plans, cash incentive plans, performance-based restricted stock program and other equity-based awards. The Compensation Committee approves, or recommends to the Board for approval, the salaries, bonuses and other compensation arrangements and policies for the Company’s executive officers. The Compensation Committee also makes recommendations to the Board regarding Director compensation. The Compensation Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board has adopted a written charter for the Compensation Committee, a copy of which can be found under the “Investor Relations—Governance” section of the Company’s website at www.moduslink.com . The Compensation Committee currently consists of Anthony Bergamo, Jeffrey J. Fenton (Chair), and Philip E. Lengyel, each of whom is an independent director as determined in accordance with the Compensation Committee charter and applicable Nasdaq rules. The Compensation Committee met twice during fiscal 2016.

During fiscal 2016, the Company’s Senior Vice President, Chief Human Resources Officer regularly attended Compensation Committee meetings to provide information and recommendations regarding the Company’s executive compensation program. The Senior Vice President, Chief Human Resources Officer formulated and presented recommendations regarding any change in the base salary, bonus, equity compensation and other benefits of other executive officers, but the Compensation Committee was not bound by such recommendations and the Compensation Committee ultimately approved the compensation of all executive officers. In addition, the Senior Vice President, Chief Human Resources Officer and members of the human resources staff compile relevant data at the request of the Compensation Committee. Other than making recommendations and participating in discussions regarding the compensation of other executive officers, the Company’s Senior Vice President, Chief Human Resources Officer generally did not play a role in determining the amount or form of executive compensation. During fiscal 2016, our President and Chief Executive Officer also made recommendations regarding compensation adjustments for the executive officers (but not his own compensation), which adjustments were considered by the Compensation Committee. The Compensation Committee generally met in executive sessions without any member of management present when discussing compensation matters pertaining to the President and Chief Executive Officer and, at times, on other compensation-related matters.

For fiscal 2016, the Compensation Committee approved the number of shares included in an annual stock option pool for new hire and promotion grants to non-executive employees, and delegated authority to the President and Chief Executive Officer to determine the amounts and recipients of the new hire and promotional stock option grants to such employees. The delegation of authority to the President and Chief Executive Officer to make new hire and promotional grants was subject to certain limitations, including a prohibition on making grants to direct reports and per grant limits. In addition, the Compensation Committee pre-approved a procedure providing for the automatic grant of such stock options, with any variance in amounts granted requiring approval from the Compensation Committee.

The Compensation Committee’s historical practice and policy has been to engage an outside compensation consultant to advise it as needed and to conduct a comprehensive review of executive compensation. In intervening years, it is the Compensation Committee’s practice to adjust the data from the prior year, as it deems necessary, to reflect prevailing market trends for executive compensation.

Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Company has provided appropriate funding to the Compensation Committee to do so.

In September 2014, the Company, at the direction of the Compensation Committee, retained Hay Group as its new independent executive compensation consultant. None of the Company’s management participated in the Compensation Committee’s decision to retain Hay Group. Hay Group reports directly to the Compensation Committee and the Compensation Committee may replace Hay Group or hire additional consultants at any time. Hay Group attends meetings of the Compensation Committee, as requested, and communicates with the Chair of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of the Company’s executive officers.

The Hay Group provided executive compensation services to the Compensation Committee with respect to the Company’s executive officers pursuant to a written consulting agreement with the Compensation Committee. The services Hay Group provides under the agreement include advising the Compensation Committee regarding peer group development and validation, conducting an annual review of compensation for our executive officers, and providing survey compensation market data. During fiscal 2015, Hay Group provided services to the Compensation Committee regarding the annual compensation arrangement for certain executive officers, and also provided services and market data relating to new hire pay practices for certain other executive positions.  The Hay Group was again consulted in fiscal 2016 in connection with preliminary plan design.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Hay Group is independent in providing executive compensation consulting services. The Compensation Committee conducted a specific review of its relationship with Hay Group and determined that Hay Group’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, the SEC and the Nasdaq. In making this determination, relying in part on representations from the Hay Group, the Compensation Committee noted that:

•
Hay Group did not provide any services to the Company or its management other than service to the Compensation Committee, and its services were limited to executive compensation consulting. Specifically, it does not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resource outsourcing;

•	Fees from the Company were significantly less than 1% of Hay Group’s total revenue;

•	Hay Group maintains a Conflicts Policy which was provided to the Compensation Committee with specific policies and procedures designed to ensure independence;

•	None of the Hay Group consultants on the Company matter had any business or personal relationship with Compensation Committee members;

•	None of the Hay Group consultants on the Company matter, or Hay Group, had any business or personal relationship with executive officers of the Company that would create a conflict of interest; and

•	None of the Hay Group consultants on the Company matter directly own Company stock.

The Compensation Committee reviews executive compensation on an ongoing basis and consults with its independent consultant as deemed necessary. The Compensation Committee also periodically reviews the results of the Company’s management succession planning activities as it relates to the management team, and shares its findings with the full Board.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee (the “Governance Committee”), which makes recommendations to the Board concerning all facets of the Director-nominee selection process, develops and recommends to the Board corporate governance principles applicable to the Company and oversees the evaluation of the Board and management. The Governance Committee has the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Governance Committee is responsible for overseeing an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively and determines the nature of the evaluation, supervises the conduct of the evaluation and prepares an assessment of the performance of the Board, which is discussed with the Board. The Governance Committee also oversees the Company’s enterprise risk management program and activities. The Governance Committee may, at the request of the Board, periodically review and make recommendations to the Board relating to management succession planning, including policies and principles for Chief Executive Officer selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer. The Board has adopted a written charter for the Governance Committee, a copy of which can be found under the “Investor Relations—Governance” section of the Company’s website at  www.moduslink.com .

In recommending candidates for election to the Board, the Governance Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Governance Committee would recommend the candidate for consideration by the full Board. The Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. The Board requires that all nominees for the Board have a reputation for integrity, honesty and adherence to high ethical standards. In addition, nominees should also have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. The Governance Committee will consider nominees for the Board recommended by stockholders in accordance with the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”).

Stockholders wishing to propose Director candidates for consideration by the Governance Committee may do so by writing, by deadlines specified in the Company’s Bylaws, to the Secretary of the Company and providing information concerning the nominee and his or her proponent(s) required by the Company’s Bylaws. The Company’s Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give timely written notice of an intent to make such a nomination to the Secretary of the Company. See “Proposals of Stockholders for 2017 Annual Meeting and Nomination of Directors” in this Proxy Statement for more information.

The Governance Committee currently consists of Anthony Bergamo, Philip E. Lengyel and Jeffrey S. Wald, each of whom is independent as defined in applicable Nasdaq listing standards.  The Governance Committee acted by written consent, but did not meet, during fiscal 2016.

Board’s Role in Risk Oversight

We believe that risk is inherent in innovation and the pursuit of long-term growth opportunities. The Company’s management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of the Company’s risk management. With the oversight of the Board, the Company has implemented practices and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase stockholder value.

The Governance Committee has primary responsibility for initial consideration of all risk oversight matters and oversees our financial and risk management policies and enterprise risk management activities. As part of the overall risk oversight framework, the Governance Committee’s risk oversight responsibilities include, among other things, reviewing annually: (i) the categories of risk the Company faces; (ii) the design of the Company’s risk management functions; (iii) the internal communication of the Company’s risk management strategy; (iv) the risk policies and procedures adopted by management and the implementation of such policies and procedures; and (v) the reports of management, independent auditors, legal counsel and outside experts regarding risks the Company faces. Our management team reviews risks on a regular basis.

In addition, the Board participates in regular discussions with the Company’s senior management on many core subjects, including strategy, operations, finance, and legal and public policy matters, in which risk oversight is an inherent element. The Board believes that the leadership structure described above under “Board Leadership Structure” facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the Executive Chairman and working through its committees, including the independent Governance Committee, to participate actively in the oversight of management’s actions.

Diversity

Diversity has always been very important to us. Although we have no formal separate written policy, pursuant to our Corporate Governance Guidelines, the Board annually reviews the appropriate skills and characteristics of the members of the Board, and diversity is one of the factors used in this assessment.

Director Stock Ownership Guidelines

In September 2008, the Compensation Committee adopted stock ownership guidelines for our Directors, which guidelines were updated in December 2010. The Compensation Committee believes that it is appropriate for the Directors to hold equity in the Company. Under these guidelines, as updated, the non-employee Directors’ ownership requirement is set at three times the annual retainer. All individuals will have five years from the later of the adoption of the guidelines or his or her first appointment or election as a Director to reach these ownership levels. In computing the amounts owned, the Company will consider the value of shares owned outright, restricted stock held by the individual, and in-the-money vested options.

Stockholder Communications with the Board

Stockholders may send written communications to the Board, the presiding director or any individual member of the Board to the following address: c/o Secretary, ModusLink Global Solutions, Inc., 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451. The Company will forward all such correspondence accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

PROPOSAL 2

APPROVAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

Our Board has adopted and is recommending that our stockholders approve a proposed amendment to our Restated Certificate of Incorporation and thereby authorize our Board, if in their judgment it is necessary, to select and file such amendment to effect a reverse stock split of our outstanding shares of Common Stock.   Holders of our Common Stock are being asked to approve the proposal that our Restated Certificate of Incorporation be amended to effect a reverse stock split of our Common Stock at a ratio in the range of [1:X to 1:Y], such ratio to be determined in the discretion of our Board (the “Reverse Stock Split”).  Pursuant to the laws of the State of Delaware, our state of incorporation, if our Board adopts an amendment to our Restated Certificate of Incorporation, the amendment must be submitted to our stockholders for their approval.  The form of proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix I to this Proxy Statement.  However, the text of the proposed amendment is subject to revision to include the Reverse Stock Split ratio, as determined by our Board in the manner described herein, and such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the proposed amendment of the Company’s Restated Certificate of Incorporation.

By approving this proposal, stockholders will approve an amendment to our Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including [X and Y] would be combined into one share of our Common Stock, and authorize our Board to file an amendment, as determined by our Board in the manner described herein. Our Board believes that stockholder approval of the amendment granting our Board this discretion, rather than approval of a specified exchange ratio, provides our Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. Our Board may effect only one Reverse Stock Split as a result of this authorization. Our Board may also elect not to do any Reverse Stock Split.

Our Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for our Common Stock, and the continued listing requirements of The Nasdaq Global Select Market. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if our Board does not deem it to be in the best interests of the Company and its stockholders. The Reverse Stock Split will take effect, if at all, after it is approved by our stockholders at the 2016 Meeting, is deemed by the Board to be in the best interests of the Company and its stockholders, and after filing the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Background and Purpose

The purpose of the Reverse Stock Split of our Common Stock is to combine the issued and outstanding shares of our Common Stock into a smaller number of shares, at the ratio selected by the Board, so that the shares of our Common Stock will trade at a higher price per share than recent trading prices.  The Board believes that the Reverse Stock Split may improve the price level of our Common Stock and that this higher share price could help generate additional interest in the Company among investors.

As you know, our Common Stock is currently listed on The Nasdaq Global Select Market.  In order for our Common Stock to continue to be listed on The Nasdaq Global Select Market, we must satisfy various listing maintenance standards established by Nasdaq.  Among other things, our Common Stock must have a minimum bid price of at least $1.00 per share.  Over the past year, the market price of our Common Stock has ranged from $1.05 per share to $3.19 per share.  Our closing stock price on October 24, 2016, was [_________].  Under Nasdaq’s listing maintenance standards for The Nasdaq Global Select Market, if the closing bid price of an issuer’s primary equity security listed on The Nasdaq Global Select Market (the “Equity Security”) is not equal to or greater than $1.00 per share for 30 consecutive business days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive business days during the 180 calendar days following notification by Nasdaq,  Nasdaq may delist the issuer’s Equity Security from trading.  If an issuer’s Equity Security is delisted from The Nasdaq Global Select Market it may be forced to seek to have its Equity Security traded or quoted on the OTC Bulletin Board or in the “pink sheets.”  Such alternatives are generally considered to be less efficient markets and not as broad as The Nasdaq Global Select Market, and therefore less desirable.  Accordingly, the delisting, or even the potential delisting, of an Equity Security could have a negative impact on the liquidity and market price of the Equity Security.  For this reason, our Board also believes that it is in the best interests of the Company and its stockholders that the Board have the ability to effect, in its discretion, the Reverse Stock Split to improve the price level of our Common Stock so that we are able to maintain continued compliance with the Nasdaq minimum bid price listing standard.

However, the effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted, and the history of similar Reverse Stock Splits for companies in like circumstances is varied. The market price per share of our Common Stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Split.  The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.  No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the Company will issue one full share of the post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split.

The principal effect of the Reverse Stock Split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from [55,249,076] shares as of [October 24, 2016], to a number of shares between and including [one-Xth to one-Yth] that amount, as the case may be based on the ratio for the Reverse Stock Split as determined by our Board, (ii) the administrator of our equity incentive plans and our 2005 Non-Employee Director Plan, or our Board, as applicable, shall make equitable or appropriate adjustments to the number and type of securities subject to each outstanding award, and the exercise price or grant price thereof, if applicable, shall be equitably adjusted, (iii) the administrator of the 2010 Incentive Award Plan shall make equitable adjustments, if any, as the administrator in its discretion may deem appropriate to reflect the Restricted Stock Split with respect to the aggregate number and kind of shares that may be issued under the 2010 Incentive Award Plan, and (iv) conversion rate under the Company’s Indenture with Wells Fargo Bank relating to the Company’s 5.25% Convertible Senior Notes due 2019, shall be adjusted in accordance the formula set forth therein, (v) provisions set forth in the 2013 Investment Agreement (the “Investment Agreement”) between the Company and Steel Partners Holdings, L.P. (and the warrants issued thereunder (the “Warrants”)), that are affected by a specified number of shares of Common Stock shall be appropriately adjusted and (vi) the number of shares of Common Stock issuable upon the exercise of Warrants  immediately prior to the Reverse Stock Split will be proportionately decreased and the Warrant Price (as defined in the Warrant) will be proportionately increased, effective at the close of business on the date of such Reverse Stock Split.

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced to between and including [one-Xth to one-Yth] of its present amount, as the case may be based on the ratio for the Reverse Stock Split as determined by our Board, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be retroactively increased for each period because there will be fewer shares of our Common Stock outstanding.

The amendment will not change the terms of our Common Stock. The shares of new Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Because our authorized Common Stock will not be reduced by the Reverse Stock Split, the overall effect will be an increase in authorized but unissued shares of Common Stock. These shares may be issued by our Board in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.  While our Board believes it advisable to authorize and approve the Reverse Stock Split for the reasons set forth above, our Board is aware that the increase in the number of authorized but unissued shares of Common Stock may have a potential anti-takeover effect.  The Reverse Stock Split is not being recommended by our Board as part of an anti-takeover strategy.

Certain Effects of the Reverse Stock Split

Stockholders should recognize that if the Reverse Stock Split is effectuated they will own fewer shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the amendment divided by [X to Y], as the case may be based on the ratio for the Reverse Stock Split as determined by our Board). The Reverse Stock Split will have no effect on the number of our currently authorized but unissued shares of Common Stock. While we expect that the Reverse Stock Split will result in an increase in the market price of our Common Stock, the Reverse Stock Split may not increase the market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including our performance and prospects).   Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of the Reverse Stock Split.  The market price of our Common Stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.  Accordingly, the total market capitalization of our Common Stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.  Furthermore, the possibility exists that liquidity in the market for our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the trading liquidity of our Common Stock may not necessarily improve.  The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.  Consequently, the Reverse Stock Split may not achieve the desired results that have been outlined above.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by our stockholders, the Reverse Stock Split would become effective at such time as it is deemed by our Board to be in the best interests of the Company and its stockholders and we file a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Even if the Reverse Stock Split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the Reverse Stock Split. Upon the filing of the amendment, all the old Common Stock will be converted into new Common Stock as set forth in the amendment.

As soon as practicable after the effective time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. If you hold shares of Common Stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the Reverse Stock Split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the Reverse Stock Split indicating the number of shares of Common Stock you hold.

Some stockholders hold their shares of Common Stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-Reverse Stock Split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the Reverse Stock Split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our Common Stock for a statement of holding.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning on the effective time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Effect on Beneficial Holders of Common Stock

Upon the Reverse Stock Split, the Company intends to treat stockholders holding shares of our Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names.   Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding the Company’s Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  If a stockholder holds shares of the Company’s Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the Company will issue one full share of the post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each Common Stockholder will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Criteria to be used for Decision to Apply the Reverse Stock Split

 We are proposing that the Board have the discretion to select the Reverse Stock Split ratio from within a range of [1:X to 1:Y], inclusive, rather than proposing that stockholders approve a specific ratio at this time, in order to give the Board the flexibility to take into account then-current market conditions and changes in price of our Common Stock and to respond to other developments that may be deemed relevant, when considering the appropriate ratio.  In particular, the Board will consider numerous factors including:

•	the historical and projected performance of our Common Stock and volume level before and after the Reverse Stock Split,

•	prevailing market conditions, general economic and other related conditions prevailing in our industry and in the marketplace generally,

•	the projected impact of the selected Reverse Stock Split ratio on trading liquidity in our Common Stock,

•	our capitalization (including the number of shares of Common Stock issued and outstanding),

•	the prevailing trading price for our Common Stock and the volume level thereof, and

•	potential devaluation of our market capitalization as a result of a Reverse Stock Split.

The Board may only effect one Reverse Stock Split within the range approved.  Notwithstanding approval of the Reverse Stock Split, the Board will have the ability to decline to file an amendment to our Restated Certificate of Incorporation.  If the Board fails to implement the Reverse Stock Split within 12 months after the 2016 Meeting, stockholder approval would again be required prior to implementing any subsequent reverse stock split.

No Appraisal Rights

Stockholders do not have appraisal rights under Delaware state law or under our Restated Certificate of Incorporation or Bylaws in connection with the Reverse Stock Split.

Certain Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material United States federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary is based on the income tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations promulgated thereunder, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could result in the United States federal income tax consequences of the Reverse Stock Split differing from those discussed below.

This summary does not address all of the United States federal income tax consequences that may be relevant to holders of our Common Stock in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation, banks, insurance companies, thrift institutions, other financial institutions, regulated investment companies, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, S corporations, partnerships or other pass-through entities, tax-exempt organizations, United States expatriates, holders subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, dealers in securities or currencies, holders of our Common Stock whose functional currency is not the U.S. dollar, holders that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, persons who acquire shares of our Common Stock in connection with employment or other performance of services, or persons that do not hold our Common Stock as “capital assets” as defined in the Code (generally, property held for investment). If a partnership (or other entity classified as a partnership for United States federal income tax purposes) is the beneficial owner of our Common Stock, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the United States federal income tax consequences of the Reverse Stock Split.

This summary does not address tax considerations under state, local, non-U.S., and non-income tax laws. Furthermore, no ruling or tax opinion of legal or tax counsel has been obtained with respect to the consequences of the Reverse Stock Split.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

The Reverse Stock Split should be treated as a recapitalization that qualifies as a corporate “reorganization,” as defined in the Code, for United States federal income tax purposes. Therefore, subject to the limitations and qualifications set forth in this discussion and to the note below regarding the receipt of an additional fraction of a share, no gain or loss will be recognized by a holder of our Common Stock upon the Reverse Stock Split, the aggregate tax basis in the Common Stock received by a holder pursuant to the Reverse Stock Split would equal the aggregate tax basis in the Common Stock surrendered by such holder pursuant to the Reverse Stock Split, and the holding period for the Common Stock received by a holder pursuant to the Reverse Stock Split should include the holding period for the Common Stock surrendered by such holder pursuant to the Reverse Stock Split.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, holders of our Common Stock who otherwise would be entitled to receive fractional shares of our Common Stock  will automatically be entitled to receive an additional fraction of a share of our Common Stock to round up to the next whole post-Reverse Stock Split share. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of Common Stock is not clear. It may be possible that holders of our Common Stock who receive an additional fraction of a share of Common Stock will recognize gain, which may be characterized as either a capital gain or dividend, to the extent of the value of the fraction of a share received.

Reservation of Rights

We reserve the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the filing of the necessary amendments to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, even if the Reverse Stock Split has been authorized by our stockholders at the 2016 Meeting, and by voting in favor of the Reverse Stock Split, you are expressly also authorizing us to determine not to proceed with the Reverse Stock Split if our Board should so decide. Our Board is further authorized to determine when to file the necessary amendments to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware at any time on or before the twelve-month anniversary of stockholder approval thereof.

Vote Required

The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the 2016 Meeting will be required to approve the amendment of our Restated Certificate of Incorporation to effect a Reverse Stock Split of our Common Stock at a ratio in the range of [1:X to 1:Y], such ratio to be determined in the discretion of our Board.  Abstentions will have the effect of a vote against the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split.  Broker non-votes will have the same effect as a vote against the Reverse Stock Split.

The Board unanimously recommends that the stockholders vote FOR approval of the amendment of the Company’s Restated Certificate of Incorporation to effect the Reverse Stock Split.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. Per the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 and Section 14A of the Exchange Act, we are required to provide our stockholders with the opportunity to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. Consistent with the recommendation of the Board to stockholders that future stockholder votes on executive compensation be held annually, and in light of the voting results on the say on frequency proposal at the 2011 annual meeting of stockholders, the Company has determined that it will hold an annual advisory vote on the compensation of Named Executive Officers until the next required vote on the frequency of stockholder votes on executive compensation takes place at the 2017 annual meeting of stockholders.

As described in more detail under the heading “Compensation Discussion and Analysis” beginning on page [33] of this Proxy Statement, we believe our executive compensation program aligns with our short and long-term business goals, with a significant portion of compensation “at risk” and directly linked to our overall performance. As such, we believe our executive compensation properly aligns the interests of our executives with the interests of our stockholders.

The Board recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures in this proxy statement.

As an advisory vote, this proposal is not binding upon the Company or the Board. The Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Vote Required

Approval of this Proposal 3 requires the affirmative vote of a majority of the votes cast. Abstentions will have the same effect as voting against this proposal, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

The Board unanimously recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed BDO USA, LLP, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending July 31, 2017, and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of BDO USA, LLP, which served as the Company’s independent registered public accounting firm in fiscal 2016, is expected to be present at the 2016 Meeting, to be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

Vote Required

Approval of this Proposal 4 requires the affirmative vote of a majority of the votes cast. Abstentions will have the same effect as voting against this proposal, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

The Board recommends that the stockholders vote FOR the ratification of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of [October 24, 2016], with respect to the beneficial ownership of shares of Common Stock by: (i) 5% stockholders; (ii) the members of the Board of the Company, (iii) the Named Executive Officers (as defined under “Summary Compensation Table”); and (iv) all current executive officers and members of the Board of the Company, as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Class(2)
5% Stockholders
Steel Partners Holdings L.P. (3)	18,733,631	32.7%

Directors and Nominees
Anthony Bergamo (4)	82,349	*	%
Jeffrey J. Fenton (5)	142,829	*
Glen M. Kassan (6)	97,073	*
Philip E. Lengyel (7)	63,038	*
Warren G. Lichtenstein (8)	160,355	*
Jeffrey S. Wald (9)	115,318	*

Named Executive Officers**
John J. Boucher (10)	0	*	%
Alan R. Cormier (11)	11,324	*
Joseph B. Sherk (12)	45,385	*
James R. Henderson	0	*
Louis J. Belardi	0	*

All current executive officers and directors, as a group (11 persons)(15)	717,671	1.3
_____________

*	Less than 1%

**
On March 23, 2016, Board appointed James R. Henderson to serve as the Chief Executive Officer of ModusLink Corporation, the Company’s principal operating subsidiary; and on June 17, 2016, the Board appointed Mr. Henderson to serve as the Company’s President and Chief Executive Officer. Mr. Henderson replaced John J. Boucher, whose employment with the Company ended March 23, 2016.  On June 17, 2016, the Board appointed Louis J. Belardi to serve as the Company’s Executive Vice President, Chief Financial Officer and Secretary effective June 27, 2016.  Mr. Belardi replaced Joseph B. Sherk, who, until June 27, 2016, acted as the Company’s Principal Financial Officer, Principal Accounting Officer and Corporate Controller pursuant to the Management Services Agreement, as amended, with SP Corporate then SPH Services, Inc.    Warren G. Lichtenstein, the Chairman of our Board, served as the Company’s interim CEO from March 28, 2016, to June 17, 2016.  On June 17, 2016, the Board appointed Mr. Lichtenstein as Executive Chairman.

(1)
For purposes of this table, beneficial ownership is determined by rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after [October 24, 2016], through the exercise of any stock option or other right (“Presently Exercisable Options”). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The Company believes that each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person or entity unless noted otherwise. Unless otherwise indicated, the address of each person listed in the table is c/o ModusLink Global Solutions, Inc., 1601 Trapelo Road, Suite 170, Waltham, MA 02451.

(2)
Number of shares deemed outstanding includes [55,249,076] shares of Common Stock as of [October 24, 2016], plus any shares subject to Presently Exercisable Options held by the person in question or, in the case of Steel Partners Holdings L.P. (“Steel Holdings”), the number of presently exercisable Warrants.

(3)
Based on information provided in the Schedule 13D filed by Handy & Harman, Ltd. (“HNH”), BNS Holdings, Inc. (“BNS”), Steel Partners, Ltd. (“SPL”), Steel Holdings, SPH Group LLC (“SPHG”), SPH Group Holdings LLC (“SPHG Holdings”), Steel Partners LLC (“Partners LLC”), and Warren G. Lichtenstein with the SEC on October 14, 2011 and all amendments thereto, including that certain Amendment No. 20 to Schedule 13D filed by HNH, WHX CS Corp. (“WHX CS”), SPL, Steel Holdings, SPHG, SPHG Holdings, Steel Partners Holdings GP Inc. (“Steel Holdings GP”), Mr. Lichtenstein, and Glen M. Kassan on March 9, 2015; a Form 4 filed by HNH, WHX CS, Steel Holdings, SPHG Holdings, SPHG and Steel Holdings GP on June 17, 2015; a Form 4 filed by Mr. Lichtenstein on January 1, 2016; and a Form 4 filed by Mr. Kassan on January 1, 2016.  The principal business address of HNH and WHX CS is 1133 Westchester Avenue, Suite N222, White Plains, NY 10604. The principal business address of SPL, Steel Holdings, SPHG, SPHG Holdings and Partners LLC is 590 Madison Avenue, 32nd Floor, New York, NY 10022.

•
SPL owns 60,000 shares of Common Stock. Mr. Lichtenstein is the Chief Executive Officer and stockholder of SPL. Accordingly, Mr. Lichtenstein may be deemed to have shared investment and voting power with respect to such shares of Common Stock held indirectly by him. Mr. Lichtenstein disclaims beneficial ownership of the shares of Common Stock owned directly by SPL except to the extent of his pecuniary interest therein.

•
SPHG Holdings owns 540,015 shares of Common Stock. Steel Holdings owns 99% of the membership interests of SPHG. SPHG is the sole member of SPHG Holdings. Steel Holdings GP is the general partner of Steel Holdings, the managing manager of SPHG and the manager of SPHG Holdings. Accordingly, by virtue the relationships discussed above, each of Steel Holdings, SPHG, and Steel Holdings GP may be deemed to beneficially own the shares of Common Stock owned directly by SPHG Holdings. Each of SPHG, Steel Holdings, and Steel Holdings GP disclaims beneficial ownership of the shares of Common Stock owned directly by SPHG Holdings except to the extent of his or its pecuniary interest therein. SPHG Holdings, SPHG, Steel Holdings and Steel Holdings GP have shared dispositive and voting power with respect to the 540,015 shares owned by SPHG Holdings.

•
HNH owns 2,496,018 shares of Common Stock. SPHG Holdings owns approximately 66% of the outstanding shares of Common Stock of HNH. Steel Holdings owns 99% of the membership interests of SPHG. SPHG is the sole member of SPHG Holdings. Steel Holdings GP is the general partner of Steel Holdings, the managing manager of SPHG and the manager of SPHG Holdings Accordingly, each of SPHG Holdings, Steel Holdings, SPHG and Steel Holdings GP could be deemed to beneficially own the shares of Common Stock owned directly by HNH. Each of SPHG Holdings, Steel Holdings, SPHG and Steel Holdings GP disclaims beneficial ownership of the shares of Common Stock owned directly by HNH. HNH, SPHG Holdings, SPHG, Steel Holdings and Steel Holdings GP have shared dispositive and voting power with respect to the 2,496,018 shares owned by HNH.

•
WHX CS owns 5,940,170 shares of Common Stock. HNH owns 100% of the outstanding shares of Common Stock of WHX CS, and SPHG Holdings owns approximately 66% of the outstanding shares of Common Stock of HNH. Steel Holdings owns 99% of the membership interests of SPHG. SPHG is the sole member of SPHG Holdings. Steel Holdings GP is the general partner of Steel Holdings, the managing manager of SPHG and the manager of SPHG Holdings. Accordingly, by virtue of the relationships described above, each of HNH, SPHG Holdings, Steel Holdings, SPHG and Steel Holdings GP could be deemed to beneficially own the shares of Common Stock owned directly by WHX CS. Each of HNH, SPHG Holdings, Steel Holdings, SPHG and Steel Holdings GP disclaims beneficial ownership of the shares of Common Stock owned directly by WHX CS.  WHX CS, HNH, SPHG Holdings, SPHG, Steel Holdings and Steel Holdings GP have shared dispositive and voting power with respect to the 5,940,170 shares owned by WHX CS.

•
Steel Holdings directly owns 7,500,000 shares of Common Stock and has the right acquire up to 2,000,000 shares of Common Stock pursuant to currently exercisable warrants issued by the Company to Steel Holdings. Steel Holdings GP may be deemed to beneficially own the shares, including the shares underlying the warrants, owned directly by Steel Holdings.

•
Mr. Lichtenstein beneficially owns 100,355 shares of Common Stock and Mr. Kassan beneficially owns 97,073 shares of Common Stock, which were awarded to them in their capacity as directors of the Company. As described above Mr. Lichtenstein may also be deemed to have shared investment and voting power with respect to 60,000 shares owned by SPL, and Mr. Lichtenstein disclaims beneficial ownership of the shares of Common Stock owned directly by SPL except to the extent of his pecuniary interest therein.

(4)
Consists of 83,349 shares of Common Stock owned directly by Mr. Bergamo, including 40,816 shares of restricted stock.  Mr. Bergamo is a director of Steel Partners Holdings L.P., a member of the Section 13(d) group described in Footnote 3 above that owns more than 10% of the Company’s outstanding Common Stock.  Mr. Bergamo disclaims beneficial ownership of the shares of Common Stock of the Company owned directly by the other members of the Section 13(d) group except to the extent of his pecuniary interest therein.

(5)	Consists of 142,829 shares owned directly by Mr. Fenton, including 40,816 shares of restricted stock.

(6)
Consists of 97,073 shares of Common Stock owned directly by Mr. Kassan, including 40,816 shares of restricted stock.  Mr. Kassan is a member of the Section 13(d) group described in Footnote 3 above that owns more than 10% of the Company’s outstanding Common Stock. Mr. Kassan disclaims beneficial ownership of the shares of Common Stock of the Company owned directly by the other members of the Section 13(d) group except to the extent of his pecuniary interest therein.

(7)	Consists of 63,038 shares owned directly by Mr. Lengyel, including 40,816 shares of restricted stock.

(8)
Includes 100,355 shares of Common Stock owned directly by Mr. Lichtenstein, including 40,816 shares of restricted stock, and 60,000 shares of Common Stock owned directly by Steel Partners, Ltd. (“SPL”). Mr. Lichtenstein is the Chief Executive Officer and sole director of SPL. Accordingly, by virtue of the Mr. Lichtenstein’s relationship with SPL, Mr. Lichtenstein may be deemed to beneficially own the shares of Common Stock of the Company owned directly by SPL. Mr. Lichtenstein disclaims beneficial ownership of the shares of Common Stock of the Company owned directly by SPL except to the extent of his pecuniary interest therein. Mr. Lichtenstein is a member of the Section 13(d) group described in Footnote 3 above that owns more than 10% of the Company’s outstanding Common Stock. Mr. Lichtenstein disclaims beneficial ownership of the shares of Common Stock of the Company owned directly by the other members of the Section 13(d) group except to the extent of his pecuniary interest therein.

(9)	Consists of 115,318 shares owned directly by Mr. Wald, including 40,816 shares of restricted stock.

(10)	Based on information provided to the Company by Mr. Boucher.

(11)	Based on a Form 4 filed by Mr. Cormier on October 10, 2015.

(12)	Includes 34,885 shares which may be acquired by Mr. Sherk pursuant to Presently Exercisable Options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management by Affiliates of Steel Holdings

As of the Record Date, Steel Holdings and its affiliates beneficially owned 18,733,631 shares of the Company’s Common Stock, representing approximately 32.7% of our outstanding shares of Common Stock. The power to vote and dispose of the securities held by Steel Holdings and its affiliates is controlled by Steel Holdings GP.  Warren G. Lichtenstein, the Executive Chairman of our Board, is also the Executive Chairman of Steel Holdings GP.  Certain other affiliates of Steel Holdings GP hold positions with the Company, including Glen Kassan, who served as the Company’s Chief Administrative Officer through January 31, 2015 and currently serves as our Vice Chairman of the Board.  In addition, Mr. Bergamo, a director of Steel Holdings is also a director of the Company and serves as Chairman of the Audit Committee.

Management Services Agreement

On December 31, 2014, we entered into a Management Services Agreement with SP Corporate Services LLC (“SP Corporate”), effective as of January 1, 2015 (as amended, the “Management Services Agreement”). SP Corporate is an indirect wholly owned subsidiary of Steel Holdings. Warren Lichtenstein, our Executive Chairman of the Board, is affiliated with Steel Holdings, and is the Chief Executive Officer of SP Corporate. In addition, Glen Kassan, our Vice Chairman of the Board and former Chief Administrative Officer, is also affiliated with Steel Holdings.  Joseph B. Sherk, who had previously served as our Principal Financial Officer, Principal Accounting Officer and Corporate Controller, became an employee of SP Corporate on January 1, 2015, and he currently serves as Principal Financial Officer and Chief Accounting Officer of SP Corporate.  Under the Management Services Agreement, SP Corporate furnished the services of Mr. Sherk to the Company, and Mr. Sherk served as the Company’s Principal Financial Officer, Principal Accounting Officer and Corporate Controller under the Management Services Agreement from January 1, 2015 until June 27, 2016.  Additionally, SP Corporate has agreed to furnish to us personnel to perform additional services, which include, without limitation:

•	Services related to corporate treasury functions and financing matters;

•	Services related to internal audit functions;

•	Support of M&A functions;

•	Support of corporate secretary functions;

•	Stockholder communication functions; and

•
Legal services, including but not limited to advising the Company on risk management, governance and compliance generally, assisting with public company reporting requirements, advising on investigations and litigation, and advising on major business transactions.

The Management Services Agreement was approved by the Related Party Transactions Committee, a special committee of the Board comprised entirely of independent directors having no affiliation with SP Corporate or its affiliates. Performance of services under the Management Services Agreement by SP Corporate and its personnel are subject to the oversight of the Related Party Transactions Committee, and the authority of SP Corporate and its personnel to incur any obligation or enter into any transaction is subject to the prior approval of the Related Party Transactions Committee or a prior written delegation of authority of the Related Party Transactions Committee delivered to SP Corporate. In connection with the Management Services Agreement, eight employees (including Mr. Sherk) of the Company were transferred to SP Corporate, at which time SP Corporate assumed the majority of costs associated with compensating those employees and providing applicable benefits. The services of Mr. Sherk and the other persons that will render the above functions to the Company are made available to us on a non-exclusive basis. However, pursuant to the terms of the Management Services Agreement, all such persons are required to devote such time and effort as is reasonably necessary to fulfill the statutory and fiduciary duties applicable to them in performing such services.

Under the Management Services Agreement we pay a fixed monthly fee of $175,000 in consideration of the services. The monthly fee is subject to review and adjustment by agreement between ourselves and SP Corporate for periods commencing in fiscal 2016 and beyond. Additionally, we may be required to reimburse SP Corporate and its affiliates for all reasonable and necessary business expenses incurred on our behalf in connection with the performance of the services under the Management Services Agreement.

The Management Services Agreement provides that, under certain circumstances, we may be required to indemnify and hold harmless SP Corporate and its affiliates and employees from any claims or liabilities by a third party in connection with activities or the rendering of services under the Management Services Agreement.

The Management Services Agreement had an initial term of six months. On June 30, 2015, we entered into an amendment that extended the term of the Management Services Agreement to December 31, 2015 and provided for automatic renewal for successive one year periods, unless and until terminated in accordance with the terms set forth therein, which include, under certain circumstances, the payment by the Company of certain termination fees to SP Corporate.  On March 10, 2016, we entered into a Second Amendment to the Management Services Agreement with SPH Services, Inc., the parent of SP Corporate and an affiliate of SPHG Holdings (“SPH Services”), pursuant to which SPH Services assumed rights and responsibilities of SP Corporate and the services provided by SPH Services to the Company were modified pursuant to the terms of the Amendment.  Also on March 10, 2016, we entered into a Transfer Agreement with SPH Services pursuant to which we agreed to transfer to the Company certain individuals who provide corporate services to the Company.

Our Related Party Transactions Committee approved the entry into the Management Services Agreement and the amendment thereto, and the Transfer Agreement. The Related Party Transactions Committee concluded that by consolidating back office functions and corporate overhead between SP Corporate and the Company, the Company likely would achieve cost savings over time. In negotiating and approving the Management Services Agreement, the Related Party Transactions Committee, consisting of Jeffrey J. Fenton, Philip E. Lengyel and Jeffrey S. Wald, each of whom is an independent director as defined by the rules of Nasdaq, considered, among other things, issues such as the scope of the services to be provided by SP Corporate and SPH Services to the Company, the pricing of the arrangement under the Management Services Agreement, and the limits of authority for the outsourced personnel.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee reviews all related party transactions on an ongoing basis and all such transactions must be approved or ratified by the Audit Committee.  On October 11, 2016, the Board adopted a Related Person Transaction Policy that is administered by the Audit Committee and applies to all related party transactions.  The Related Person Transaction Policy was adopted in part to address Auditing Standard No. 18 (Related Parties).  The responsibility to review, approve and ratify related party transactions was previously held by the Related Party Transactions Committee from November 20, 2014, until October 11, 2016.

A “related-party transaction” is a transaction that meets the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a “related person” or entity has a direct or indirect material interest). “Related persons” include the Company’s executive officers, directors, nominees for directors, 5% or more beneficial owners of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest.

During fiscal 2016, the Related Party Transactions Committee was responsible to review, approve and ratify related-party transactions. The Related Party Transactions Committee reviewed the material facts of any related-party transaction and either approves or disapproves of the entry into the transaction. In the course of reviewing the related-party transaction, the Related Party Transactions Committee considered whether (i) the transaction was fair and reasonable to the Company, (ii) under all of the circumstances the transaction was in, or not inconsistent with, the Company’s best interests, and (iii) the transaction will be on terms no less favorable to the Company than could have been obtained in an arms’ length transaction with an unrelated third party. If advance approval of a related-party transaction was not feasible, then the transaction was considered and, if the Related Transactions Party Committee determined it to be appropriate, it was then ratified by the Related Party Transactions Committee. No director participated in the approval of a transaction for which he or she is a related party.  When a related-party transaction was ongoing, any amendments or changes are reviewed and the transaction was reviewed annually for reasonableness and fairness to the Company.

Under the Related Person Transaction Policy, the Audit Committee reviews the material facts of any related-party transaction and either approves or disapproves of the entry into the transaction or ratification of the transaction. In the course of reviewing the related-party transaction, the Audit Committee considers (i) the nature of the related person’s interest in the related person transaction; the approximate dollar value of the amount involved in the related person transaction; (ii) the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss; (iii) whether the transaction was or will be undertaken in the ordinary course of business of the Company; (iv) whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party; (v) the business purpose of, and the potential benefits to the Company of, the transaction; (vi) in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer, the impact of the transaction on a director’s independence; (vii) the availability of other sources for comparable products or services; (viii) whether it is a single transaction or a series of ongoing, related transactions; (ix) whether entering into the transaction would be consistent with the Company’s Code of Business Conduct and Ethics; and (x) any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.  If advance approval of a related-party transaction is not feasible, then the transaction is considered and, if the Audit Committee determines it to be appropriate, it is then ratified by the Audit Committee. No director may participate in the approval of a transaction for which he or she is a related party.  When a related-party transaction is ongoing, any amendments or changes are reviewed in accordance with the previous approval granted by the Audit Committee.

ADDITIONAL INFORMATION

Management

Officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the executive officers of the Company as of the date of this Proxy Statement.

Name	Age	Position
James R. Henderson	58	President and Chief Executive Officer
Louis J. Belardi	65	Executive Vice President, Chief Financial Officer and Secretary

James R. Henderson.  Mr. Henderson has served as our President and Chief Executive Officer since June 17, 2016.  He has served as the Chief Executive Officer of the Company’s principal operating subsidiary, ModusLink Corporation, since in May 2016.  Mr. Henderson has served as a director of Aerojet since 2008 and serves as a Manager of the Board of Managers of Easton Development Company, LLC, a subsidiary of Aerojet.  Mr. Henderson was a Managing Director and operating partner of Steel Partners LLC (Steel Partners), a subsidiary of Steel Partners Holdings L.P. (Steel Holdings), a global diversified holding company that owns and operates businesses and has significant interests in leading companies in a variety of industries, including diversified industrial products, energy, defense, banking, insurance, and food products and services, until April 2011.  He was associated with Steel Partners and its affiliates from August 1999 until April 2011.  Mr. Henderson served as a director of DGT Holdings Corp., a manufacturer of proprietary high-voltage power conversion subsystems and components, from November 2003 until December 2011.  Mr. Henderson also served as a director of SL Industries from January 2002 to March 2010.  Mr. Henderson was an Executive Vice President of SP Acquisition Holdings, Inc. a company formed for the purpose of acquiring one or more businesses or assets, from February 2007 until October 2009.  He was a director of Angelica Corporation, a provider of healthcare linen management services, from August 2006 to August 2008.  Mr. Henderson was a director and CEO of WebFinancial Corporation, the predecessor entity of Steel Holdings, from June 2005 to April 2008, President and COO from November 2003 to April 2008, and was the Vice President of Operations from September 2000 to December 2003.  He was also the CEO of WebBank, a wholly-owned subsidiary of Steel Holdings, from November 2004 to May 2005.  He was a director of ECC International Corp., a manufacturer and marketer of computer controlled simulators for training personnel to perform maintenance and operation procedures on military weapons, from December 1999 to September 2003 and was acting CEO from July 2002 to March 2003.  He served as the Chairman of the Board of Point Blank Solutions, Inc. (“Point Blank”), a designer and manufacturer of protective body armor, from August 2008 until October 2011, CEO from June 2009 until October 2011, and was Acting CEO from April 2009 to May 2009.  Mr. Henderson was also the CEO and Chairman of the Board of certain subsidiaries of Point Blank.  On April 14, 2010, Point Blank and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.  The Chapter 11 petitions are being jointly administered under the caption “In re Point Blank Solutions, Inc., et. al.” Case No. 10-11255, which case is ongoing. He has served as the CEO of Point Blank Enterprises, Inc., the successor to the business of Point Blank, from October 2011 to September 2012. He served as Acting CEO of School Specialty, Inc., a company that provides education-related products, programs and services from July 2013 to April 2014, and has served as Chairman since June 2013. Mr. Henderson served as a Director of RELM Wireless Corporation from March 2014 to September 2015. Mr. Henderson has served on the Board of Aviat Network since January 2015 and Armor Express since September 2015.

Louis J. Belardi.  Mr. Belardi has served as the Executive Vice President, Chief Financial Officer and Secretary of the Company since June 17, 2016.  Prior to joining the Company, Mr. Belardi was the Chief Financial Officer of SL Industries from August 2010 through June 2016, and as SL Industries’ Secretary and Treasurer from July 2010 through June 2016.  Mr. Belardi previously served as the Corporate Controller of SL Industries from 2004 until August 2010, during which time he was responsible for management of SL Industries’ corporate accounting, SEC reporting functions and Sarbanes-Oxley compliance.   Prior to joining SL Industries, Mr. Belardi was a partner in his own management consulting firm that specialized in providing financial consulting to public corporations.   Before entering consulting, he was promoted through several financial roles to the position of Vice President Finance and Administration at Aydin Corporation, now part of L-3 Communications.   Mr. Belardi started his career as a CPA at Price Waterhouse and has an MBA in finance.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides details about the Company’s compensation practices for its Named Executive Officers. The information in this section should be read together with the tables and narratives that accompany the information presented.

The following executives are the Company’s Named Executive Officers for fiscal 2016:

•	Mr. John J. Boucher, former (as of March 23, 2016) President and Chief Executive Officer;

•	Mr. James R. Henderson, President and Chief Executive Officer;

•	Mr. Louis J. Belardi, Executive Vice President, Chief Financial Officer and Secretary;

•	Mr. Joseph B. Sherk, former (as of June 27, 2016) Principal Financial Officer, Principal Accounting Officer and Corporate Controller; and

•	Mr. Alan R. Cormier, former (as of June 20, 2016) Senior Vice President, General Counsel.

Executive Summary of Fiscal 2016 Compensation

Fiscal 2016 was a year of continued emphasis on improving operational efficiency and building upon the programs and strategic initiatives implemented in fiscal 2013 and thereafter to position us for the future. Among other things, we continued our multi-year transformation to streamline our company and create the capacity to invest in innovation and new markets for our business in addition to pursuing initiatives that will allow us to better allocate resources and prioritize investment dollars. Our compensation actions and decisions for fiscal 2016 were selective and no broad based management incentive plan was adopted. Accordingly, we took the following actions with respect to compensation of our executive officers in fiscal 2016:

•	Base salaries for all of our Named Executive Officers were maintained at their fiscal 2015 levels when fiscal 2016 compensation was determined.

•
As was the case in fiscal 2015, our Compensation Committee endorsed pay for performance as business conditions allow. Accordingly, no new incentives were awarded except to John Boucher to comply with his employment agreement.

Executive Compensation Objectives

Our executive compensation program is designed to meet the following objectives:

•	Attract and retain executive officers who contribute to our success;

•	Align compensation with our short-term and long-term strategy and goals; and

•	Motivate and reward high levels of performance.

These objectives serve as guiding principles in our compensation program design, and collectively seek to link compensation to overall Company performance, which helps to ensure that the interests of our executives are aligned with the interests of our stockholders.

Our compensation philosophy generally is to set target total compensation (base salary, bonus and long term incentives) at the median for similarly situated individuals at companies we consider to be our peers and competitors for talented individuals and within the general industry and geography (as more fully described below under “Benchmarking”). We also consider the need to account for factors such as tenure, individual performance, and unique characteristics and criticality of the job to the Company, and, as a result, from time to time and for certain individuals, we will exceed or trail the median target.

Our Committee has not adopted any rigid policies or guidelines for allocating compensation between short- and long-term compensation, between cash and non-cash compensation or among different forms of cash compensation. However, the Compensation Committee is guided by the principle that a substantial portion of the total compensation for our executives should be comprised of performance-based incentives that link to the Company’s financial results.

In determining performance-based compensation, the Compensation Committee believes that the primary measure of the effectiveness of a performance-based compensation plan is whether compensation is being earned commensurate with performance and whether goals are set properly to reward desired performance. In years in which the Company did not meet its financial and operational goals, no amounts were earned under our variable cash compensation plans or performance-based equity programs. In the Compensation Committee’s judgment and based on business conditions, no management incentive plan was formalized or implemented for fiscal 2016.

Components of Executive Compensation

The principal components of compensation for our executive officers consist of base salary and may also include performance-based annual cash bonus or time based restricted stock or performance-based restricted stock, limited perquisites and other benefits. Each component is described in more detail below. As discussed under “Human Resources and Compensation Committee,” the Compensation Committee engages a compensation consultant from time to time to assist us in determining these compensation levels and to review our executive compensation programs.

Base Salary

Base salary is the fixed component of an executive’s annual cash compensation and supports our compensation objectives to attract and retain talented executives and adequately compensate and reward them for services rendered during the fiscal year. Changes in base salary are typically considered based on an evaluation of individual performance during our annual performance review process. Assessment of individual performance includes achievements and performance of the applicable operating unit or function for which the executive is responsible. In addition, from time to time, adjustments are made to base salaries during the fiscal year in light of promotions, added responsibilities or in reaction to changes in the market for an individual possessing the skills and abilities required by our executives.

The Compensation Committee reviewed the base salaries of our Named Executive Officers and determined that no change in base salary would be made for any Named Executive Officers for fiscal 2016. Accordingly, the fiscal 2016 base salaries for Mr. Boucher and Mr. Cormier, neither of which are presently employees of the Company, remained unchanged at $550,000 and $275,000, respectively. Mr. Henderson and Mr. Belardi were hired in March and June respectively of fiscal 2016 and accordingly no change was made.  Mr. Sherk was an employee of Steel Holdings and did not receive any compensation from the Company.

Performance-Based Annual Cash Bonus

In most years, the Compensation Committee has established an Executive Management Incentive Plan, or EMIP, which provides cash incentives for our executives. The EMIP supports our compensation objectives by focusing on annual financial and operating results and enabling our target total compensation to remain competitive within the marketplace for executive officers.

Target bonus awards are expressed as a percentage of the base salary paid to the executive officer during that plan year. Typically, the Compensation Committee has selected bonus amounts for the executive officers such that the target total cash compensation approximates the median of comparable positions at our peer companies or the general industry.  For fiscal 2016, the target bonuses for our Named Executive Officers participating in the 2016 EMIP were:

Executive Officer	Target as Percentage of Base Salary (%)
James R. Henderson	100
John J. Boucher	100
Alan R. Cormier	50

The fiscal 2016 EMIP provided for cash payments to executive officers based on achievement of certain corporate financial objectives. Bonus payouts on the financial objectives could range from 0% to 200% of an individual’s target bonus depending on the Company’s actual performance versus the established performance goals. Awards based on achievement of the financial objectives could be further adjusted by application of a Personal Performance Factor to each executive officer’s award.

Equity Grants

Compensation in the form of equity grants, including stock options, performance-based stock options, time-based restricted stock and performance-based restricted stock have been a key component of our executives’ compensation in the past.  Over the past two years however, our emphasis on equity grants has declined.

During fiscal 2016, Mr. Boucher, our former President and Chief Executive Officer, was the only Named Executive Officer to receive equity grants, which were made in accordance with Mr. Boucher’s January 2013 offer letter with the Company (the “Boucher Offer Letter”) and were in the form of stock options. For all other Named Executive Officers, compensation objectives for fiscal 2016 emphasized base pay and cash incentives.

Stock options

Our equity program for executive officers has includes stock options, with the size and value of awards based on the executive’s position and market compensation data.  For fiscal 2016, the Compensation Committee made no option awards other than a grant to Mr. Boucher of an option for 543,848 shares.  As noted above, the number of shares underlying Mr. Boucher’s stock option award was determined in accordance with the equity award values outlined in the Boucher Offer Letter.

Performance-Based Stock Options

Our equity program has periodically utilized performance-based stock options as an additional incentive for our executive officers to increase stockholder value. In fiscal 2016, we did not award any performance-based stock options to our Named Executive Officers.

Performance-Based Restricted Stock

From time to time the Company’s equity program may grant performance-based restricted stock, pursuant to which executive officers are granted a predetermined number of shares or value of restricted stock in the event that the Company achieves a certain level of financial performance. As the Compensation Committee deems appropriate, performance-based restricted stock will be awarded to align the interests of our executive officers with the interests of investors, rewarding executives for enhancing our stock valuation and serves as a retention vehicle.  No plan was established for fiscal 2016.

Mr. Boucher’s employment agreement called for an equal value of performance based restricted stock and stock options.  In fiscal 2016 Mr. Boucher received only the stock option value called for in his agreement.

Restricted Shares

The Compensation Committee may, from time to time, award shares of restricted stock to executive officers at commencement of employment or in recognition of a promotion, added responsibilities, exemplary performance, to address market factors or to serve as a means to retain and motivate management.  During fiscal 2016, no time-based restricted stock was awarded.

Perquisites and other benefits

The Compensation Committee believes that the perquisites provided to our executive officers are reasonable and modest compared to the general market. To the extent we offer any perquisites, we do so in order to be competitive with the market. Per terms of his employment agreement or amendment, Mr. Boucher received an auto allowance and housing reimbursement.  Mr. Boucher also received a 401(k) matching benefit, consistent with the method for all other eligible employees. Mr. Cormier also received an auto allowance in fiscal 2016 but all other benefits conformed to those available to all benefit eligible employees.  Other Named Executive Officers received no executive perquisites.

From time to time, we have awarded discretionary cash bonuses based on, for example, exemplary performance or upon assumption of additional responsibilities. None of our Named Executive Officers was awarded a discretionary cash bonus in fiscal 2016.

Assessment of risk

The Compensation Committee believes that our compensation policies and practices motivate our employees to achieve our corporate objectives and to remain with our Company while avoiding unreasonable risk taking, and that our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company. We believe we have allocated our compensation among base salary and incentive compensation target opportunities in such a way as to not encourage excessive risk taking. In addition, we believe our approach to goal setting, and our bonus plan design that provides for payouts at various levels of performance, further aligns employee and stockholder interests. Also, the multi-year vesting of our equity awards and our share ownership guidelines encourage our employees to have a long-term perspective.

Benchmarking

The Compensation Committee reviews executive compensation relative to marketplace norms on a regular basis and historically has followed a practice of refreshing this data every few years. The Compensation Committee last conducted a comprehensive review of executive compensation working with the Hay Group in fiscal 2015.  The Hay Group was again consulted in fiscal 2016 in connection with preliminary plan design.

With input from the Compensation Committee, Hay Group recommended a list of comparable companies for compensation comparisons based primarily on the following pre-defined selection criteria:

(i)	Peer Company Size – Sizing factors included revenue, profitability, market capitalization and number of employees, with a greater emphasis on revenue as a correlation to pay levels;

(ii)	Comparable Industry – Companies that operate in the logistics, software and e-commerce/IT transactions services area;

(iii)	Business Model – Supply chain management companies more likely to serve enterprise-level customers and operate in lower margin businesses; and

(iv)	Executive Talent Sources – Companies with whom we compete for executive talent.

In early fiscal 2015, the Compensation Committee worked with Hay Group to refine our peer group for purposes of assessing our executive compensation. Historically, we identified potential peers using a rules-based process that considered industry, size with respect to revenues, employees, assets, financial and operating characteristics, including operating leverage and EBITDA margin, as well as customer base and end markets served. Our peer group was developed by considering companies identified during such process, and reflected the Company’s evolution to a supply chain management services model.

Given the relatively small number of similar-sized companies operating in our industry, the Hay Group considered a revenue range slightly outside its standard 50%-200% parameter in an effort to balance the size and scope of the Company’s business within the peer group. As a result of this review, the Compensation Committee removed four companies from the fiscal 2014 peer group either because the company had recently been acquired (Brightpoint, Inc., GSI Commerce, Inc. and Pacer International, Inc.) or because the former peer’s size was sufficiently different from that of the Company that they should no longer be considered a peer for compensation comparison purposes (Hub Group, Inc.), and added seven companies (CSG System International, Inc., Echo Global Logistics, Inc., ePlus, Inc., Neustar, Inc., Park-Ohio Holdings Corp., Radiant Logistics, Inc. and Virtusa Corp.) to our peer group. Accordingly, effective as of September 2015, the Company’s peer group consisted of the following 15 companies (the “2015 Peer Group”);

•	CIBER, Inc.;

•	Computer Task Group, Inc.;

•	CSG Systems international, Inc.;

•	CTS Corporation;

•	Digital River, Inc.;

•	Echo Global Logistics, Inc.;

•	ePlus, Inc.;

•	Forward Air Corporation;

•	Neustar, Inc.;

•	Park-Ohio Holdings Corp.;

•	Radiant Logistics, Inc.;

•	PC Connection, Inc.;

•	PFSweb, Inc.;

•	ScanSource, Inc.; and

•	Virtusa Corp.

To supplement our proxy peer group data, the Hay Group also provided the Compensation Committee with market survey data from its 2014 General Industry Executive Compensation Report. Only revenue size appropriate cuts of data were used. The Compensation Committee generally considered the market survey data as a broader industry reference to the peer group data.

In fiscal 2016 the compensation of Mr. Henderson, our President and Chief Executive Officer, and Mr. Belardi, our Executive Vice President, Chief Financial Officer and Secretary, were determined based on competitive market practice and supported by survey data previously provided by the Hay Group.  Survey data focused on total cash compensation at the 50th percentile of the market.  On a total pay basis, compensation for Mr. Henderson and Mr. Belardi are at or below the reported market median.

President and Chief Executive Officer Compensation Decisions

In connection with the appointment of Mr. Henderson as President and Chief Executive Officer of ModusLink Corporation in March 2016 and of the Company in June 2016, the Board, as noted above, relied on competitive market practice to determine Mr. Henderson’s compensation.  Mr. Henderson’s offer letter (the “Henderson Offer Letter”) specifies an annual salary of $600,000 paid bi-weekly and an annual cash bonus of up to 100% of base salary subject to attainment of short term objectives to be mutually agreed upon and pro-rated for fiscal 2016.  Mr. Henderson did not receive a bonus for fiscal 2016.

Input from Management

During fiscal 2016, our Senior Vice President, Chief Human Resources Officer provided information and recommendations regarding our executive compensation program to our Compensation Committee, as is described in the “Human Resources and Compensation Committee” section above.  In addition, in determining the performance criteria and compensation of our executive officers, the Compensation Committee generally takes into account the recommendations of our President and Chief Executive Officer (except as they relate to his own compensation). Typically, our President and Chief Executive Officer will make these recommendations based on his assessment of each executive officer’s individual performance as well as his knowledge of each executive officer’s job responsibilities, seniority, expected contributions, and his understanding of the competitive market for such executives. Our President and Chief Executive Officer may also attend meetings of the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation. All decisions with respect to the President and Chief Executive Officer’s compensation are made by the Compensation Committee, all of whom are independent members of the Board.

During fiscal 2016, the Compensation Committee reviewed a management presentation of the proposed fiscal 2016 Management Incentive Compensation Plan (the “2016 Plan”) consisting of both short term incentive elements as well as longer term incentive elements, but a final 2016 Plan was not approved by the Compensation Committee.

Related Policies and Considerations

Employment, Termination of Employment and Change-In-Control Agreements

Each of our executive officers is an employee-at-will, meaning that his employment may be terminated at any time and for any reason.

Stock Ownership Guidelines

The Compensation Committee believes that it is appropriate for the executive officers to hold equity in the Company. Under our stock ownership guidelines, the Chief Executive Officer’s ownership requirement is set at three times his annual salary and other executive officers’ ownership requirement is set at two times their respective annual salaries. All individuals will have five years from the later of the adoption of the guidelines or his or her first appointment as an executive officer to reach these ownership levels. In computing the amounts owned, the Company will consider the value of shares owned outright, unvested restricted stock held by the individual, and in-the-money vested options.

Tax and Accounting Implications

Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to certain officers of a public company is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by stockholders. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to our executive officers while maintaining compensation programs that support attraction and retention of key executives.

Stock options awarded to executive officers under our stock option plans, which were approved by stockholders, and shares of restricted stock awarded under our performance-based restricted stock program are performance-based and are potentially deductible for us. Restricted stock awards that are not performance-based do not qualify for the performance-based exception to Section 162(m) of the Internal Revenue Code, but the Compensation Committee believes that the retention benefit derived outweighs any tax benefit that might otherwise be obtained.

The compensation that we pay to the Named Executive Officers is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. We account for stock-based compensation in accordance with the requirements of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) (formerly Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”).

Compensation Committee Report

The Human Resources and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

HUMAN RESOURCES AND COMPENSATION COMMITTEE
Anthony Bergamo
Jeffrey J. Fenton, Chair
Philip E. Lengyel

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the fiscal 2016, fiscal 2015 and fiscal 2014 compensation of: (i) individuals who served as, or acted in the capacity of, the Company’s principal executive officer or principal financial officer for the calendar year August 1, 2015 through July 31, 2016; (ii) the Company’s three most highly compensated executive officers, other than the principal executive officer or principal financial officer, who were serving as executive officers at the end of the calendar year from August 1, 2015 through July 31, 2016; and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the calendar year ended July 31, 2016.  Collectively, we refer to all of these individuals as the “Named Executive Officers.”

Name and Principal Position*	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)(2)		Option Awards ($)(1)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
James B. Henderson	2016	205,385		-		-		-	-	-		205,385
President and Chief
Executive Officer

Louis J. Belardi	2016	31,250		50,000	(6)	-		-	-	-		81,250
Executive Vice President, Chief Financial Officer and Secretary

John J. Boucher	2016	380,769		-		-		600,000	-	56,229	(7)	1,036,999
Former President	2015	550,000		-		600,000		587,149	-	21,512		1,758,661
and Chief Executive Officer	2014	550,000		-		600,288		576,972	550,000	22,149		2,299,409

Joseph B. Sherk	2016	-		-		-		-	-	-		-
Former Principal	2015	109,348	(8)	-		20,000	(8)	-	-	3,177	(9)	132,525
Financial Officer, Principal Accounting Officer and Corporate Controller (7)	2014	236,821		-		-		23,500	58,613	3,947		322,881

Alan R. Cormier	2016	243,269		-		-		-	-	10,000	(10)	253,269
Former Senior	2015	275,000		-		80,000		-	-	16,032		371,032
Vice President and	2014	158,654		-		38,964		15,808	79,327	9,750		302,503
General Counsel

Warren G. Lichtenstein (11)	2016	(11)		(11)		(11)		(11)	(11)	(11)		(11)
Director and Former Interim Chief Executive Officer.

*  On March 23, 2016, Board appointed James R. Henderson to serve as the Chief Executive Officer ModusLink Corporation, the Company’s principal operating subsidiary; and on June 17, 2016, the Board appointed Mr. Henderson to serve as the Company’s President and Chief Executive Officer. Mr. Henderson replaced John J. Boucher, whose employment with the Company ended March 23, 2016.  On June 17, 2016, the Board appointed Louis J. Belardi to serve as the Company’s Executive Vice President, Chief Financial Officer and Secretary effective June 27, 2016.  Mr. Belardi replaced Joseph B. Sherk, who, until June 27, 2016, acted as the Company’s Principal Financial Officer, Principal Accounting Officer and Corporate Controller pursuant to the Management Services Agreement, as amended, with SP Corporate then SPH Services, Inc.  Warren G. Lichtenstein, the Chairman of our Board, served as the Company’s interim CEO from March 28, 2016, to June 17, 2016.  On June 17, 2016, the Board appointed Mr. Lichtenstein as Executive Chairman.  Mr. Lichtenstein was not separately compensated for serving as interim Chief Executive Officer.

______________

(1)
The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the Named Executed Officers during fiscal 2016, fiscal 2015 and fiscal 2014. The ASC 718 fair value amount as of the grant date for stock awards and stock options generally is spread over the number of months of service required for the grant to vest. An explanation of the vesting of restricted stock and options awards, as well as the methodology for performance-based restricted stock payouts, is discussed in the footnotes to the “Grants of Plan-Based Awards for Fiscal 2016” and “Outstanding Equity Awards at 2016 Fiscal Year End” tables below.

(2)
Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718 for restricted stock and performance-based restricted stock awards granted to the Named Executive Officers. The fair value of these awards is based on the closing price of our Common Stock on the grant date and, for performance-based stock awards, is calculated at the target value as of the grant date.

(3)
The fair value of each stock option award is estimated as of the date of grant using a binomial-lattice valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock options awards is included in Note 2 to Consolidated Financial Statements in the 2016 Annual Report.

(4)
Represents amounts earned under the Company’s fiscal 2014 Executive Management Incentive Plan. The Company did not meet its established targets in fiscal 2015 and, accordingly, none of our executive officers received a bonus under the 2015 EMIP.  In fiscal 2016, the Company did not formally establish an Executive Management Incentive Plan.

(5)	Amounts set forth in this column represent employer 401(k) plan matching cash contributions, in addition to the other items noted in the applicable footnotes.

(6)	Represents a signing bonus paid to Mr. Belardi in connection with commencing employment with the Company.

(7)	Includes automobile allowance in the amount of $8,000; supplemental insurance premiums in the amount of $4,176 and a housing allowance in the amount of $36,047.

(8)
The table above reflects salary and benefits earned by Mr. Sherk prior to his transfer to SP Corporate on January 1, 2015. Pursuant to an agreement between the Company and SP Corporate Services that was ratified by the Compensation Committee, Mr. Sherk remained eligible for awards under the Company’s 2015 EMIP with targeted values that were prorated to reflect 6-months’ service to the Company in fiscal 2015; however, all other compensation paid to Mr. Sherk after December 31, 2014 was provided by SP Corporate pursuant to the Management Services Agreement. SP Corporate has informed the Company that it cannot provide an allocation of the fixed fee attributable to services provided by Mr. Sherk after December 31, 2014.

(9)	Includes $186 in supplemental insurance premiums.

(10)	Includes automobile allowance to Mr. Cormier in the amount of $10,000.

(11)	Mr. Lichtenstein was not separately compensated for his service as Interim Chief Executive Officer of the Company. Mr. Lichtenstein’s compensation is set forth on the Director Compensation Table.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2016

There were no plan based awards in fiscal year 2016.  The following table sets forth summary information regarding grants of plan-based awards made to the Named Executive Officers in fiscal 2016.

									All Other Stock Awards: Number of Shares of Stock or Units (#)*	All Other Option Awards: Number of Securities Underlying Options (#)(1)*	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)

		Committee/ Board	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum($)
James R. Henderson	-	-	-	-	-	-	-	-	-	-	-	-
Louis J. Belardi	-	-	-	-	-	-	-	-	-	-	-	-
John J. Boucher (3)	12/21/2015	12/21/2015	-	-	-	-	-	-	-	543,848	$2.50	$600,000
Joseph Sherk	-	-	-	-	-	-	-	-	-	-	-	-
Alan R. Cormier	-	-	-	-	-	-	-	-	-	-	-	-
Warren G. Lichtenstein	-	-	-	-	-	-	-	-	(4)	-	-	(4)
_____________

*	All equity awards to the Named Executive Officers during fiscal 2015 were made pursuant to the 2010 Incentive Award Plan.

(1)	Option vests and becomes exercisable as to 25% on the first anniversary of the date of grant and the remainder in 36 equal monthly installments.

(2)	Option granted in accordance with the equity award values outlined in the Boucher Offer Letter.

(3)	The grant date fair value of “All Other Option Awards” is computed based on a value per share of $2.50 on 12/21/2015 for Mr. Boucher. All per share amounts are computed in accordance with ASC 718.

(4)	Mr. Lichtenstein was not separately compensated for his service as Interim Chief Executive Officer of the Company. Mr. Lichtenstein’s compensation is set forth on the Director Compensation Table.

Employment Arrangements of Named Executive Officers

We do not have agreements with any of the Named Executive Officers which guarantee employment for a set term and, accordingly, all of the Named Executive Officers are employees at will.

James R. Henderson

James R. Henderson was appointed the President and Chief Executive Officer of the Company on June 17, 2016, and appointed the Chief Executive Officer ModusLink Corporation, the Company’s principal operating subsidiary on March 23, 2016.  In connection therewith, the Company and Mr. Henderson executed an employment offer letter dated April 13, 2016, which provides for the employment of Mr. Henderson at an annualized base salary of $600,000.  Mr. Henderson is also eligible for an annual cash bonus, with a target equal to 100% of his base salary.

  Louis J. Belardi

Louis J. Belardi became Executive Vice President, Chief Financial Officer and Secretary of the Company on June 27, 2016.  In connection therewith, the Company and Mr. Belardi executed an employment offer letter effective June 27, 2016, which provides for the employment of Mr. Belardi at an annualized base salary of $325,000.  Mr. Belardi is also eligible for an annual cash bonus with a target equal to 60% of his base salary.  Mr. Belardi’s employment agreement specified a $50,000 signing bonus payable after 30 days service.  The bonus was paid.

Other Named Executive Officers

We entered into employment offer letters with each of Messrs. Boucher, Sherk and Cormier when they commenced their employment.  None of these other Named Executive Officers remained employed with the Company at end of fiscal 2016.  These letters generally set forth initial base salary, target bonus and other compensatory matters, such as initial equity grants.  We did not enter into a

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR END

The following table sets forth summary information regarding the outstanding equity awards granted to each of the Named Executive Officers as of the end of fiscal 2016.

			Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: number of securities underlying unexercised unearned option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

James R. Henderson	-		-		-	-	-	-	-	-	-
Louis J. Belardi	-		-		-	-	-	-	-	-	-
John J. Boucher	-		-		-	-	-	-	-	-	-
Joseph B. Sherk	2,500	(2)(3)	0		-	8.22	10/31/2016	-	-	-	-
	3,000	(2)(3)	0		-	6.58	10/31/2017	-	-	-	-
	1,000	(2)(3)	0		-	7.00	12/22/2017	-	-	-	-
	3,750	(2)(3)	0		-	4.29	11/22/2018	-	-	-	-
	15,000	(2)(3)	0		-	3.38	3/12/2020	-	-	-	-
	8,333	(2)(3)	4,167	(2)(3)	-	4.16	11/5/2020	-	-	-	-
Alan R. Cormier	-		-		-	-	-	-	-	-	-
Warren G. Lichtenstein	-		-		-	-	-	(4)	(4)	-	-
___________________

*	References to approximate share totals in the footnotes below relate to vesting schedules which may vary from time to time in order to account for rounding.

(1)	Based on the fair market value of our Common Stock on at the end of the fiscal year.

(2)	Stock option awards vest as to 25% on the first anniversary of the date of grant and as to 1/48th of the shares on each monthly anniversary thereafter.

(3)
On December 24, 2014, the Compensation Committee exercised its discretion under the Company’s 2010 Stock Incentive Plan to provide that the Company would make commercially reasonable efforts to ensure that Mr. Sherk’s outstanding awards remain in place without acceleration or forfeiture upon his transfer to SP Corporate. Accordingly, the Compensation Committee determined that each of these stock options would remain in full force and effect and continue to be vest and be exercisable in accordance with their terms following Mr. Sherk’s transfer to SP Corporate on January 1, 2015.

(4)	Mr. Lichtenstein was not separately compensated for his service as Interim Chief Executive Officer of the Company. Mr. Lichtenstein’s compensation is set forth on the Director Compensation Table.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2016

The following table summarizes exercises of stock options and vesting of stock awards for each of the Named Executive Officers during fiscal 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
John J. Boucher	115,593		$292,902
Joseph B. Sherk	-		-
Alan R. Cormier	4,232		$12,865
Warren G. Lichtenstein	22,222	(2)	$54,444
____________

(1)	Represents the fair market value of the stock award on the date of vesting.

(2)	Represents the vesting of restricted stock granted to Mr. Lichtenstein in connection with his service as a director for fiscal 2015.

Potential Payments Upon Termination or Change-in-Control

We entered into agreements with certain of our Named Executive Officers that provide for benefits in the event of termination of employment. These benefits vary based on whether the termination occurs before or within one year following a change in control of the Company.

James R. Henderson

Mr. Henderson is not party to any agreement that provides for payments or benefits in the event of termination of employment.

Louis J. Belardi

Mr. Belardi is not party to any agreement that provides for payments or benefits in the event of termination of employment.

John J. Boucher

Mr. Boucher was party to an Executive Severance Agreement with the Company, but left the Company voluntarily.  No severance was paid to Mr. Boucher.

Alan R. Cormier

Mr. Cormier was party to an Executive Severance Agreement, which provided that in the event Mr. Cormier’s employment is terminated by the Company without Cause (as defined therein) or by Mr. Cormier for Good Reason (as defined therein), then Mr. Cormier will receive 6 months of continued base salary.  Mr. Cormier’s employment with the Company ended on June 20, 2016.  Consistent with the terms of his Executive Severance Agreement, he was paid severance benefits in the amount of $137,500.

Joseph B. Sherk

Prior to January 1, 2015, Mr. Sherk was a party to an agreement with the Company which provided that, in the event Mr. Sherk’s employment was terminated by the Company without Cause (as defined therein), then Mr. Sherk would receive 12 months of continued base salary. All obligations under that agreement, however, were assumed by SP Corporate upon Mr. Sherk’s transfer to SP Corporate on January 1, 2015.

Each separation agreement described above is intended to comply with Section 409A of the Code. Also, under certain circumstances, in the event that any amounts payable to an executive officer under a severance agreement would qualify as “excess parachute payments” under Section 280G of the Code, then we may not be obligated to pay to the executive officer that portion of the consideration that is payable as a result of the Change of Control as is necessary to eliminate any “excess parachute payments.”

Director Compensation

The table below sets forth certain information concerning our fiscal 2016 compensation of our Directors.

DIRECTOR COMPENSATION FOR FISCAL 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Anthony Bergamo(3)	$46,950	$99,999	—	$146,950
Jeffrey J. Fenton(4)	$44,412	$99,999	—	$144,412
Glen M. Kassan(5)	$129,400	$99,999	—	$229,400
Philip E. Lengyel (6)	$38,875	$99,999	—	$138,875
Warren G. Lichtenstein(7)	$76,862	$99,999	—	$176,862
Jeffrey S. Wald(8)	$39,875	$99,999	—	$139,875

(1)
The amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the directors during fiscal 2016.

(2)	Restricted stock awards are subject to a restriction on transfer, which lapses on the first anniversary of the date of grant.
(3)	As of July 31, 2016, Mr. Bergamo held 40,816 shares of restricted stock and no vested or unvested options to purchase shares of our Common Stock.
(4)	As of July 31, 2016, Mr. Fenton held 40,816 shares of restricted stock and no vested or unvested options to purchase shares of our Common Stock.
(5)	As of July 31, 2016, Mr. Kassan held 40,816 shares of restricted stock and no vested or unvested options to purchase shares of our Common Stock.

(6)	As of July 31, 2016, Mr. Lengyel held 40,816 shares of restricted stock and no vested or unvested options to purchase shares of our Common Stock
(7)	As of July 31, 2016, Mr. Lichtenstein held 40,816 shares of restricted stock and no vested or unvested options to purchase shares of our Common Stock.
(8)	As of July 31, 2016, Mr. Wald held 40,816 shares of restricted stock and no vested or unvested options to purchase shares of our Common Stock.

Members of the Board receive a combination of cash compensation and equity in the form of restricted stock awards, provided they are eligible under the applicable plan. In addition, all of the Directors of the Company receive reimbursement of expenses incurred with respect to attendance at meetings of the Board and meetings of committees thereof, which is not included in the above table.

The Board has adopted a Director Compensation Plan which governs cash compensation to Directors and under which all Directors are eligible to participate, other than any Director who (i) is an employee of the Company or any of its subsidiaries or affiliates or (ii) unless otherwise determined by the Board, is an affiliate, employee or designee of an institutional or corporate investor in the Company (an “Affiliated Director”). On December 8, 2010, the Board, upon recommendation of the Compensation Committee, amended the Director Compensation Plan, and, on November 23, 2011, the Board, upon recommendation of the Compensation Committee, further amended the Director Compensation Plan. Pursuant to the Director Compensation Plan, each participating Director who serves as a Director during any fiscal quarter shall receive a payment for such quarter of $12,500, with a pro rata fee applicable to service for less than a whole quarter; provided that, any Director who serves as the non-executive Chairman of the Board during any fiscal quarter shall receive a payment for such quarter of $28,750 instead of $12,500, with a pro rata fee applicable to service for less than a whole quarter. Each participating Director who serves as the chairperson of a committee of the Board during any fiscal quarter shall receive a payment of $1,250; provided, however, that the chairperson of the Audit Committee during any fiscal quarter shall receive a payment of $2,500, in each such case with a pro rata fee applicable to service for less than a whole quarter. In addition, pursuant to the amended Director Compensation Plan adopted on December 8, 2010, any Director serving as presiding director during any fiscal quarter received a payment of $5,000. Under the amended Director Compensation Plan adopted on November 23, 2011, this payment was eliminated. Each participating Director who attends a telephonic meeting of the Board or a committee thereof shall receive a meeting fee of $500. Each participating Director who attends a meeting of the Board or a committee thereof, where a majority of the Directors attend such meeting in person, shall receive a meeting fee of $1,000.  Beginning in May 2016, the Board temporarily stopped paying the above fees to directors. Payment of these fees has not resumed.

In addition, pursuant to the amended Director Compensation Plan adopted on November 23, 2011, each Director, other than an Affiliated Director, will receive a restricted stock award for shares of Common Stock with a fair market value equal to $100,000 on the first business day of the calendar year provided that such Director is serving as a Director on such date. Such awards are subject to a restriction on transfer which lapses on the first anniversary of the date of grant. Notwithstanding the foregoing, if a Director ceases to be a Director due to (i) removal without cause, (ii) resignation upon request of a majority of the Board, other than for reasons the Board determines to be cause, (iii) the failure to be re-elected to the Board either because the Company fails to nominate the Director for re-election or the Director fails to receive sufficient stockholder votes, then, on the day the Director ceases to be a Director, 25% of the restricted stock award shall vest for each full calendar quarter that the Director has served as a Director from and after the award date.

Each of the Directors has also entered into an Indemnification Agreement with the Company providing that the Company shall indemnify the Director to the fullest extent authorized or permitted by applicable law in the event that the Director is involved in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or by any other party and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that the Director is or was a Director of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments, fines and penalties, provided that the Director shall not have been finally adjudged to have engaged in willful misconduct or to have acted in a manner which was knowingly fraudulent or deliberately dishonest, or had reasonable cause to believe that his or her conduct was unlawful.

Compensation Committee Interlocks and Insider Participation

The Directors who served as members of the Compensation Committee during fiscal 2016 were Anthony Bergamo, Jeffrey J. Fenton and Philip E. Lengyel. No member of the Compensation Committee was an officer or employee of the Company while serving on the Compensation Committee in fiscal 2016. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during fiscal 2016.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services and other services rendered by the Company’s independent registered public accountants for the fiscal years ended July 31, 2016 and 2015:

Fee Category	Fiscal 2016 Fees	Fiscal 2015 Fees
Audit Fees(1)	$2,337,812	$1,966,145
Audit-Related Fees(2)	317,220	8,125
Tax Fees(3)	3,443	4,000
All Other Fees	0	0
Total Fees	$2,658,475	$1,974,270

(1)
Audit fees for fiscal 2016 and fiscal 2015 consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, services that are normally provided by the Company’s auditors in connection with statutory and regulatory filings or engagements, and costs associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit-related fees for fiscal 2016 and fiscal 2015 consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  Those audit-related services for fiscal 2016 include due diligence services and audits of employee benefit plans and for fiscal 2015 include an audit of an employee benefit plan.

(3)	Tax fees for fiscal 2016 and 2015 consist of professional services for tax audit compliance services.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit services to be provided by the Company’s independent registered public accounting firm or other firms, and all non-audit services to be provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During fiscal 2016 and fiscal 2015, all services rendered by BDO USA, LLP to the Company were pre-approved by the Audit Committee.

Audit Committee Financial Expert

The Board has determined that Jeffrey S. Wald is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Wald is independent as defined in applicable Nasdaq listing standards.

Audit Committee Report

The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for fiscal 2016 with the Company’s management. The Audit Committee has discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, “Communication with Audit Committees.”  The Audit Committee has discussed with BDO USA, LLP its independence and has received the written disclosures and the letter from BDO USA, LLP required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence.”   In accordance with the foregoing standard, the Audit Committee discussed with BDO USA, LLP any matters and relationships that might impact BDO USA, LLP’s objectivity and independence and satisfied itself as to the auditors’ independence.  The Audit Committee also considered whether BDO USA, LLP’s provision of non-audit services to the Company is compatible with maintaining BDO USA, LLP’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2016.

AUDIT COMMITTEE
Anthony Bergamo, Chair
Jeffrey J. Fenton
Jeffrey S. Wald

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC.

Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 2016, its officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements applicable to such individual, other than the inadvertent late filing by Mr. Bergamo of one Form 4, reporting one transaction.  There are no other known failures to file a required Form 3, Form 4 or Form 5.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2016, including exhibits, is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Company’s Office of Investor Relations at ModusLink Global Solutions, Inc., 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of our Proxy Statement, 2016 Annual Report or Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you write, email or call our Investor Relations department at 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451, email: ir@moduslink.com, or telephone: (781) 663-5012.  If you want to receive separate copies of the Proxy Statement, Annual Report or Notice of Internet Availability of Proxy.

Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address, email or telephone number.

Manner and Cost of Proxy Solicitation

We will pay for the entire cost of soliciting proxies. In addition to solicitation by mail, our directors and the executive officers may, without additional compensation, solicit proxies by mail, in person, by telephone or other electronic means or by means of press release or other public statements.  The Company has retained MacKenzie Partners, Inc. to assist the Company in the solicitation of proxies for a fee of $7,500 plus expenses.

We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Other Matters

The Board does not know of any other matter which may properly come before the 2016 Meeting. If any other matters are properly presented to the 2016 Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Proposals of Stockholders for 2017 Annual Meeting and Nomination of Directors

Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company’s Proxy Statement and proxy card for the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451, no later than July 7, 2017. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and the Company’s Bylaws, as applicable.

If a stockholder of the Company wishes to present a proposal or nominate a director before the 2017 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s Proxy Statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice no earlier than August 10, 2017 and no later than September 9, 2017 (unless the Company’s 2017 Annual Meeting is held before November 8, 2017 or after February 6, 2018 in which case different deadlines are established by the Company’s Bylaws) and the stockholder must comply with the provisions of the Company’s Bylaws. If a stockholder fails to provide timely notice of a proposal to be presented at the 2017 Annual Meeting, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2017 Annual Meeting.

By Order of the Board of Directors,

Warren G. Lichtenstein, Executive Chairman of the Board

Waltham, Massachusetts
[______, 2016]

APPENDIX I

PROPOSED FORM OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT THE REVERSE STOCK SPLIT

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
MODUSLINK GLOBAL SOLUTIONS, INC.
______________________

MODUSLINK GLOBAL SOLUTIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:        The name of the Corporation is ModusLink Global Solutions, Inc., and the name under which the Corporation was originally incorporated was CMG Holdings, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was May 5, 1986.

SECOND:  That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Restated Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

THIRD:       That the Corporation’s Restated Certificate of Incorporation is hereby amended by amending and restating the first paragraph of ARTICLE FOURTH in its entirety to read as follows:

“FOURTH: Effective as of 5:00 p.m. (Eastern Time) on the date of filing (the “Effective Time”) of this amendment to the Corporation’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, every [XX]1 shares of the Corporation’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”) and without increasing or decreasing the authorized number of shares of Common Stock; provided, however, no fractional shares of Common Stock shall be issued in connection with the Reverse Split, and instead, the Corporation shall issue one full share of post-Reverse Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of post-Reverse Split Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional shares as described above.  The Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent.”

FOURTH:   That, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of the Amendment.

FIFTH:        That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

______________________

1 References to “XX” is to a number no less than [X and no greater than Y] as selected by the Board of Directors.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed on this ___ day of ____________, 201__.

MODUSLINK GLOBAL SOLUTIONS, INC.

By:
Name:
Title:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors	☐	☐	☐
Nominees
01	Anthony Bergamo 02 Philip E. Lengyel
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain
2	To approve the amendment of the Company’s Restated Certificate of Incorporation to effect a reverse stock split.					☐	☐	☐
3	To approve, on an advisory basis, the compensation of the Company’s named executive officers.					☐	☐	☐
4	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the current fiscal year.					☐	☐	☐
NOTE: To transact such other business that may properly come before the 2016 Annual Meeting of Stockholders of any adjournments of postponements thereof.
For address change/comments, mark here. (see reverse for instructions)		Yes	No	☐
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please print full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

MODUSLINK GLOBAL SOLUTIONS, INC. Annual Meeting of Stockholders December 8, 2016 8:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Glen M. Kassan and James R. Henderson, and each of them, the proxies of the undersigned, with full power of substitution, to attend the 2016 Annual Meeting of Stockholders of ModusLink Global Solutions, Inc. (the “Company”) to be held at the Ritz Carlton Marina del Rey, 4375 Admiralty Way, Marina del Rey, CA 90292, on December 8, 2016, at 8:00 a.m. Pacific Time, and at any adjournments or postponements thereof, and to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote, upon the following matters.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR the Company’s nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side